Filed pursuant to Rule 424(b)(5)
Registration No. 333-209819

Prospectus Supplement

(to Prospectus dated February 29, 2016)

US$500,000,000

CANADIAN PACIFIC RAILWAY COMPANY

4.000% Notes due 2028

Fully and unconditionally guaranteed by

CANADIAN PACIFIC RAILWAY LIMITED

We are offering US$500,000,000 aggregate principal amount of 4.000% notes due 2028 (the “notes”). We are a wholly-owned subsidiary of Canadian Pacific Railway Limited. Canadian Pacific Railway Limited will unconditionally guarantee the notes on an unsecured basis.

The notes will bear interest at the fixed rate of 4.000% per year. We will pay interest on the notes semi-annually in arrears on June 1 and December 1 of each year, beginning December 1, 2018. The notes will mature on June 1, 2028. We may redeem some or all of the notes at any time, at the applicable redemption price as described in this prospectus supplement. We may also redeem all (and not less than all) of the notes if certain changes affecting Canadian withholding taxes occur. The notes do not have the benefit of any sinking fund.

The notes and the related guarantees will be part of our and Canadian Pacific Railway Limited’s respective unsecured obligations and rank equally with all of our and Canadian Pacific Railway Limited’s existing and future unsecured and unsubordinated indebtedness.

Investing in our notes involves risks. See “Risk Factors” beginning on page 4 of the accompanying prospectus and in Item 1A. “Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, as they may be amended, updated and modified periodically in the reports of Canadian Pacific Railway Limited filed with the Securities and Exchange Commission.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENCE.

	Per Note	Total
Public offering price(1)	99.908%	US$	499,540,000
Underwriting commission	0.650%	US$	3,250,000
Proceeds, before expenses, to us(1)	99.258%	US$	496,290,000

Note:

(1)	Plus accrued interest from May 16, 2018 if settlement occurs after that date.

We do not intend to apply for the notes to be listed on any securities exchange or to arrange for the notes to be quoted on any quotation system. There is currently no established trading market for the notes.

The underwriters expect to deliver the notes to purchasers in book-entry form only through the facilities of The Depository Trust Company (“DTC”) for the accounts of its participants, on or about May 16, 2018.

Joint Book-Running Managers

Morgan Stanley	Barclays	Wells Fargo Securities
BofA Merrill Lynch	Citigroup	HSBC

Co-Managers

BMO Capital Markets	CIBC Capital Markets
RBC Capital Markets	Scotiabank
SMBC Nikko	Desjardins Capital Markets

The date of this prospectus supplement is May 14, 2018.

Prospectus Supplement

CERTAIN INCOME TAX CONSIDERATIONS	S-14

UNDERWRITING (CONFLICTS OF INTEREST)	S-19

LEGAL MATTERS	S-23

EXPERTS	S-24

WHERE YOU CAN FIND MORE INFORMATION	S-24

INCORPORATION BY REFERENCE OF CERTAIN DOCUMENTS	S-24

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

This document is in two parts. The first part, this prospectus supplement, describes the specific terms of the notes we are offering and also adds to and updates certain information contained in the accompanying prospectus and documents incorporated by reference herein. The second part, the base shelf prospectus, dated February 29, 2016, gives more general information, some of which may not apply to the notes we are offering. The accompanying base shelf prospectus is referred to as the “prospectus” in this prospectus supplement.

If the description of the notes varies between this prospectus supplement and the prospectus, you should rely on the information in this prospectus supplement.

We have not, and the underwriters have not, authorized any other person to provide any information other than that contained in or incorporated by reference herein prepared by or on our behalf to which we have referred you and in any term sheets we authorize and use in connection with the offering of the notes. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement and the prospectus, as well as information we previously filed with the U.S. Securities and Exchange Commission (the “SEC”) and incorporated by reference herein, is accurate as of the date of such information only. Our business, financial condition, results of operations and prospects may have changed since those dates.

In this prospectus supplement, all capitalized terms used and not otherwise defined herein have the meanings provided in the prospectus. In the prospectus and this prospectus supplement, unless otherwise specified or the context otherwise requires, all dollar amounts are expressed in Canadian dollars.

Unless otherwise specified or the context otherwise requires, all references in this prospectus supplement and the prospectus to “Canadian Pacific Railway”, “us”, “we” or “our” refer to Canadian Pacific Railway Company and its subsidiaries on a consolidated basis. In the sections entitled “Summary of the Offering” and “Description of the Notes” in this prospectus supplement and “Description of Debt Securities and Guarantee” in the prospectus, “Canadian Pacific Railway”, “us”, “we” or “our” refer to only Canadian Pacific Railway Company, without any of its subsidiaries. Our parent corporation, Canadian Pacific Railway Limited, is referred to as “CPRL”.

Before you invest in our notes, you should read the registration statement of which this document forms a part and this document, including the documents incorporated by reference herein that are described under the heading “Where You Can Find More Information.”

FORWARD-LOOKING STATEMENTS

This prospectus supplement, the prospectus and the documents incorporated by reference herein include “forward-looking information” and “forward-looking statements” within the meaning of securities laws, including the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995, Section 21E of the United States Securities Exchange Act of 1934, as amended (the “U.S. Exchange Act”) and Section 27A of the United States Securities Act of 1933, as amended (the “Securities Act”). All forward-looking information and forward-looking statements are based on our and CPRL’s current beliefs as well as assumptions made by and information currently available to us and CPRL. Forward-looking information and forward-looking statements in or incorporated by reference herein include, but are not limited to, statements with respect to: the anticipated closing of the offering of the notes, statements concerning CPRL’s defined benefit pension expectations for 2018 and through 2021, CPRL’s expectations for 2018, including on Adjusted diluted earnings per share, capital expenditures, the Canadian-to-U.S. dollar exchange rate, and the effective tax rate, as well as statements concerning CPRL’s operations, anticipated financial performance, business prospects and strategies, including statements concerning the anticipation that cash flow from operations and various sources of financing will be sufficient to meet debt repayments and obligations in the foreseeable future and concerning anticipated capital programs, statements regarding future payments including income taxes and pension contributions, and capital expenditures. Forward-looking information and forward-looking statements typically contain statements with words such as “anticipate”, “believe”, “expect”, “plan”, “financial expectations”, “key assumptions”, “will”, “outlook”, “should” or similar words suggesting future outcomes.

By its nature, our and CPRL’s forward-looking information and forward-looking statements involve numerous assumptions, inherent risks and uncertainties, including but not limited to the following factors: changes in business strategies; general North American and global economic, credit and business conditions; risks in agricultural production such as weather conditions and insect populations; the availability and price of energy commodities; the effects of competition and pricing pressures; industry capacity; shifts in market demand; inflation; changes in laws and regulations, including regulation of rates; changes in taxes and tax rates; potential increases in maintenance and operating costs; uncertainties of investigations, proceedings or other types of claims and litigation; labor disputes; risks and liabilities arising from derailments; transportation of dangerous goods; timing of completion of capital and maintenance projects; currency and interest rate fluctuations; effects of changes in market conditions on the financial position of pension plans and investments; and various events that could disrupt operations, including severe weather, droughts, floods, avalanches and earthquakes as well as security threats and the governmental response to them, and technological changes.

The risks and uncertainties of our and CPRL’s business, including those discussed above and in documents incorporated by reference herein and as described under “Risk Factors” in the prospectus and elsewhere herein and therein and in Item 1A. “Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, could cause our and CPRL’s actual results and experience to differ materially from the anticipated results or other expectations expressed. In addition, we base forward-looking information and forward-looking statements on assumptions about future events, which, although reasonable when made, may not prove to be accurate.

In light of these risks, uncertainties and assumptions, prospective investors should not place undue reliance on forward-looking information and forward-looking statements and should be aware that events described in the forward-looking information and forward-looking statements set out in this prospectus supplement, the prospectus and the documents incorporated by reference herein and therein may not occur.

We cannot assure prospective investors that our future results, levels of activity and achievements will occur as we expect, and neither we nor any other person assumes responsibility for the accuracy and completeness of the forward-looking information and forward-looking statements. Except as required by law, we and CPRL undertake no obligation to update publicly or otherwise revise any forward-looking information or forward-looking statement, whether as a result of new information, future events or otherwise.

EXCHANGE RATE INFORMATION

CPRL publishes its consolidated financial statements in Canadian dollars. In this prospectus supplement, unless otherwise specified or the context otherwise requires, all dollar amounts are expressed in Canadian dollars and references to “dollars” or “$” are to Canadian dollars and references to “US$” are to United States dollars.

The following table sets forth the Canada/U.S. exchange rates on the last day of the periods indicated as well as the high, low and average rates for such periods. The high, low and average exchange rates for each period were identified or calculated from spot rates in effect on each trading day during the relevant period. The exchange rates shown are expressed as the number of U.S. dollars required to purchase one Canadian dollar. These exchange rates are based on those published on the Bank of Canada’s website as being in effect at approximately noon on each trading day (or beginning on March 1, 2017, the daily average exchange rate on each trading day) (the “Bank of Canada rate”). On May 11, 2018, the Bank of Canada rate was US$0.7825 equals $1.00.

	Year Ended December 31,						Three Months Ended March 31,
	2017		2016		2015		2018		2017
Period End	US$	0.7971	US$	0.7448	US$	0.7225	US$	0.7756	US$	0.7513
High	US$	0.8245	US$	0.7972	US$	0.8527	US$	0.8138	US$	0.7683
Low	US$	0.7276	US$	0.6854	US$	0.7148	US$	0.7641	US$	0.7400
Average	US$	0.7708	US$	0.7555	US$	0.7833	US$	0.7910	US$	0.7555

SUMMARY OF THE OFFERING

The following is a brief summary of some of the terms of this offering. For a more complete description of the terms of the notes, see “Description of the Notes” in this prospectus supplement and “Description of Debt Securities and Guarantee” in the prospectus.

Issuer	Canadian Pacific Railway Company

Securities Offered	US$500 million aggregate principal amount of 4.000% notes due 2028.

Interest Rate and Payment Dates	The notes will bear interest at the fixed rate of 4.000% per year, payable semi-annually in arrears on June 1 and December 1 of each year, beginning December 1, 2018.

Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

Maturity Date	June 1, 2028.

Guarantee	CPRL will unconditionally guarantee the notes on an unsecured basis. See “Description of the Notes”.

Ranking	The notes and the related guarantee will be unsecured obligations ranking pari passu with all of our and CPRL’s respective existing and future unsecured and unsubordinated indebtedness. The notes and the related guarantee will be structurally subordinated to all existing and future liabilities, including trade payables and other indebtedness, of any of CPRL’s subsidiaries (other than CPRC). See “Description of Debt Securities and Guarantee — Ranking” in the accompanying prospectus.

Optional Redemption	Prior to March 1, 2028 (the date that is three months prior to the maturity date of the notes), we may redeem the notes in whole or in part, at our option at any time by paying a “make whole” premium, plus accrued and unpaid interest, if any, to, but excluding, the date of redemption. On or after March 1, 2028 (the date that is three months prior to the maturity date of the notes), we may redeem the notes in whole or in part, at a redemption price equal to 100% of the principal amount of the notes to be redeemed plus accrued and unpaid interest thereon to, but excluding, the date of redemption. See “Description of the Notes — Optional Redemption” in this prospectus supplement.

We may also, at our option, redeem some or all of the notes at the redemption price described in the prospectus at any time in the event certain changes affecting Canadian withholding taxes occur. See “Description of Debt Securities and Guarantee — Tax Redemption” in the prospectus.

Form and Denomination	The notes will be represented by fully registered global securities registered in the name of the nominee of DTC. Beneficial interests in any registered global security will be in denominations of US$2,000 and integral multiples of US$1,000 in excess thereof. Except as described under “Description of the Notes” in this prospectus supplement and “Description of Debt Securities and Guarantee” in the prospectus, notes in definitive form will not be issued.

Change of Control	If a change of control that is accompanied by a downgrade in the rating of the notes such that the notes are no longer investment grade occurs, we will be required to make an offer to purchase the notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest to the date of repurchase, as described under the heading “Description of the Notes — Change of Control.”

Additional Issues	We may, from time to time, without notice to or the consent of holders of the notes, create and issue additional notes ranking equally with the notes offered hereby in all respects (or in all respects except for the issue date, payment of interest accruing prior to the issue date of the new notes or except for the first payment of interest following the issue date of the new notes). These additional notes may be consolidated and form a single series with the notes offered hereby, and have the same terms as to status, redemption or otherwise as the notes offered hereby; provided that if the additional notes are not fungible with the notes offered hereby for U.S. federal income tax purposes, the additional notes will have a new CUSIP number and a new ISIN number.

Certain Covenants	The Indenture contains certain covenants that, among other things:

•	limit our ability to create liens; and

•	restrict our ability to consolidate or merge with a third party or transfer all or substantially all of our assets.

These covenants are subject to important exceptions and qualifications which are described under the caption “Description of Debt Securities and Guarantee” in the accompanying prospectus.

Additional Amounts	We will make payments on the notes without withholding or deduction for Canadian taxes unless required to be withheld or deducted by law or the interpretation or administration thereof in which case, subject to certain exemptions, we will pay such additional amounts as may be necessary so that the net amount received by holders of the notes after such withholding or deduction will not be less than the amount that such holders would have received in the absence of such withholding or deduction. However, no additional amounts will be payable in excess of the additional amounts that would be payable if the holder was a resident of the United States for the purposes of the Canada-U.S. Income Tax Convention (1980), as amended, and entitled to the benefits thereof. See “Description of Debt Securities and Guarantee — Additional Amounts” in the accompanying prospectus.

Use of Proceeds	The net proceeds to us from this offering will be approximately US$495.4 million, after deducting underwriting commissions and estimated expenses of the offering. The net proceeds received by us from the sale of the notes will be used primarily for the reduction and refinancing of our outstanding indebtedness and for general corporate purposes. Until utilized for such purposes, the net proceeds may be invested in short term investment grade securities or bank deposits. See “Use of Proceeds” in this prospectus supplement.

Governing Law	The notes and the Indenture are governed by the laws of the State of New York.

CANADIAN PACIFIC RAILWAY COMPANY

We were incorporated by Letters Patent in 1881 pursuant to an Act of the Parliament of Canada. We are one of Canada’s oldest corporations. From our inception 137 years ago, we have developed into a fully integrated and technologically advanced Class I railway (a railroad earning a minimum of US$447.6 million in revenues annually as defined by the Surface Transportation Board in the United States) providing rail and intermodal freight transportation services over a network of approximately 12,500 miles, serving the principal business centers of Canada from Montreal, Quebec, to Vancouver, British Columbia, and the U.S. Northeast and Midwest regions.

We are a wholly-owned subsidiary of CPRL, a publicly-traded corporation whose common shares are listed on the Toronto Stock Exchange and the New York Stock Exchange.

USE OF PROCEEDS

We estimate that the net proceeds to us from this offering will be approximately US$495.4 million, after deducting the underwriting commission and after deducting estimated expenses of the offering of approximately US$0.9 million. The net proceeds received by us from the sale of the notes will be used primarily for the reduction and refinancing of our outstanding indebtedness and for general corporate purposes. Until utilized for such purposes, the net proceeds may be invested in short term investment grade securities or bank deposits.

CONSOLIDATED CAPITALIZATION

The following table summarizes CPRL’s cash and cash equivalents and consolidated capitalization at March 31, 2018, and as adjusted to give effect to the issuance of the notes offered by this prospectus supplement and the application of the proceeds of the sale of the notes as described under “Use of Proceeds” in this prospectus supplement. You should read this table together with CPRL’s unaudited consolidated financial statements for the three months ended March 31, 2018 and the notes thereto incorporated by reference herein. In the “As Adjusted” column, the U.S. dollar amount of the notes offered hereby has been converted to Canadian dollars using the Bank of Canada closing rate of US$0.7756 per $1.00 at March 29, 2018. Other than as set forth below, there have been no material changes to CPRL’s share and loan capital since March 31, 2018.

	As at March 31, 2018
	Actual	As Adjusted
	(millions of dollars)
Cash and cash equivalents	$125	$764

Long-term debt maturing within one year	756	756
Long-term liabilities:
Pension and other benefit liabilities	749	749
Deferred income taxes	3,390	3,390
Other long-term liabilities	205	205
Long-term debt	7,601	7,601
Notes offered hereby	—	639

Total long-term liabilities, including long-term debt maturing within one year	12,701	13,340

Shareholders’ equity:
Share capital	2,022	2,022
Additional paid-in capital	45	45
Accumulated other comprehensive loss	(1,705)	(1,705)
Retained earnings	6,072	6,072

Total shareholders’ equity	6,434	6,434

Total capitalization	$19,135	$19,774

RATIO OF EARNINGS TO FIXED CHARGES

This table sets forth CPRL’s consolidated ratio of earnings to fixed charges for the periods indicated.

	Year ended December 31,
	2017	2016	2015	2014	2013
Ratio of earnings to fixed charges(1)	5.9x	5.2x	5.6x	7.5x	4.7x

Note:

(1)	For purposes of calculating the ratio of earnings to fixed charges, (i) “earnings” means: the amount resulting from adding (a) pre-tax income from continuing operations before adjustment for income or loss from equity investees, (b) fixed charges, (c) amortization of capitalized interest, and (d) distributed income of equity investees, and subtracting interest capitalized from the total of the added items; and (ii) “fixed charges” means the sum of: (a) interest expensed and capitalized, (b) amortized premiums, discounts and capitalized expenses related to indebtedness, and (c) an estimate of the interest within rental expense. These computations are for CPRL and its consolidated subsidiaries.

DESCRIPTION OF THE NOTES

The following description of the terms of the notes supplements the description set forth in the prospectus and should be read in conjunction with “Description of Debt Securities and Guarantee” in the prospectus. In addition, such description is qualified in its entirety by reference to the Indenture under which the notes are to be issued, referred to in the prospectus. In this section only, “Canadian Pacific Railway”, “us”, “we” or “our” refer to Canadian Pacific Railway Company without any of its subsidiaries through which it operates.

General

CPRL will fully and unconditionally guarantee the payment of the principal (and premium, if any) and interest, on the notes, any sinking fund or analogous payments payable with respect to the notes and any additional amounts payable with respect to the notes, when they become due and payable, whether at the stated maturity thereof or by declaration of acceleration, call for redemption or otherwise. The notes and the related guarantee will be part of our and CPRL’s respective unsecured obligations and will rank equally with all of our and CPRL’s existing and future unsecured and unsubordinated indebtedness. The notes initially will be issued in an aggregate principal amount of US$500 million. The notes will mature on June 1, 2028. The notes will bear interest at the fixed rate of 4.000% per year. Interest will be payable on the notes from May 16, 2018, or from the most recent date to which interest has been paid or provided for, payable semi-annually on June 1 and December 1 of each year, commencing December 1, 2018 (each an “Interest Payment Date”) to the persons in whose names the notes are registered at the close of business on the next preceding May 15 or November 15, respectively.

Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

Interest payments for the notes will include accrued interest from and including the date of issue or from and including the last date in respect of which interest has been paid, as the case may be, to, but excluding, the Interest Payment Date or the date of maturity, as the case may be. If any Interest Payment Date or the maturity date of the notes falls on a day that is not a business day, the related payment of principal, premium, if any, or interest will be postponed to the next succeeding business day, and no interest on such payment will accrue for the period from and after such Interest Payment Date or the maturity date, as the case may be as a result of such delay.

Payment of principal, premium, if any, and interest on the notes will be made in United States dollars.

The notes will constitute a separate series of Securities under the Indenture.

We may, from time to time, without notice to or the consent of holders of the notes, create and issue additional notes under the Indenture in addition to the aggregate principal amount of notes offered hereby. Such additional notes will rank equally with the notes offered hereby in all respects (or in all respects except for the issue date, payment of interest accruing prior to the issue date of the new notes or except for the first payment of interest following the issue date of the new notes) so that the new notes may be consolidated and form a single series with the notes offered hereby, and have the same terms as to status, redemption and otherwise as the notes offered hereby. In the event that additional notes are issued, we will prepare a new prospectus supplement, provided that if the additional notes are not fungible with the notes for U.S. federal income tax purposes, the additional notes will have a new CUSIP number and a new ISIN number.

Other than the protections which may otherwise be afforded to holders of the notes as a result of the operation of the covenants described in this prospectus supplement and under “Description of Debt Securities and Guarantee” in the prospectus, there are no covenants or other provisions in the Indenture or the notes limiting our ability to seek additional sources of financing, pay dividends or otherwise engage in other capital transactions that might increase our leverage or decrease the amount of assets available to service our debt.

The provisions of the Indenture relating to the payment of additional amounts in respect of Canadian withholding taxes in certain circumstances (described under the caption “Description of Debt Securities and Guarantee — Additional Amounts” in the prospectus) and the provisions of the Indenture relating to the redemption of debt securities in the event of specified changes in Canadian withholding tax law on or after the date of this prospectus supplement (described under the caption “Description of Debt Securities and Guarantee — Tax Redemption” in the prospectus) will apply to the notes.

The notes will be subject to the provisions of the Indenture relating to the defeasance and covenant defeasance as described in the prospectus under the heading “Description of Debt Securities and Guarantee — Defeasance”.

The notes will not be entitled to the benefits of any sinking fund.

Optional Redemption

Prior to March 1, 2028 (the date that is three months prior to the maturity date of the notes), we may redeem the notes in whole or in part, at our option, at any time or from time to time at a redemption price equal to the greater of: (i) 100% of the principal amount of the notes being redeemed; and (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon that would be due if the notes matured on March 1, 2028 (the date that is three months prior to the maturity date of the notes), (exclusive of any portion of the payments of interest accrued to the date of redemption), discounted to the redemption date on a semi-annual basis at the Treasury Yield plus 15 basis points, plus accrued and unpaid interest to, but excluding, the date of redemption.

On or after March 1, 2028 (the date that is three months prior to the maturity date of the notes) we may redeem the notes in whole or in part, at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest thereon to, but excluding, the date of redemption.

Holders of notes to be redeemed will receive notice of redemption delivered at least 30 and not more than 60 days prior to the date fixed for redemption.

Unless we default in the payment of the redemption price, on and after the redemption date, interest will cease to accrue on the notes or the portions of such notes called for redemption.

“Comparable Treasury Issue” means the United States Treasury security or securities selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the notes to be redeemed (assuming, for this purpose, that such notes matured on the Par Call Date) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the notes.

“Comparable Treasury Price” means: (i) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations; or (ii) if the Independent Investment Banker obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Quotations.

“Independent Investment Banker” means one of the Reference Treasury Dealers selected by us or, if such firm is unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing in the United States appointed by us.

“Par Call Date” means March 1, 2028, the date that is three months prior to the maturity date of the notes.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and ask prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 3:30 p.m. New York time on the third business day preceding such redemption date.

“Reference Treasury Dealers” means each of (i) Morgan Stanley & Co. LLC, Barclays Capital Inc. and Wells Fargo Securities, LLC and/or their affiliates which are primary U.S. government securities dealers in New York City (each, a “Primary Treasury Dealer”), and their respective successors; and (ii) one other which is a primary U.S. Government securities dealer and its respective successors; provided, however, that if any of the foregoing ceases to be a Primary Treasury Dealer, we will substitute therefor another Primary Treasury Dealer.

“Treasury Yield” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity or interpolated (on a day count basis) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that redemption date.

Change of Control

If a Change of Control Triggering Event (as defined below) occurs, unless we have exercised our right to redeem the notes as described above, holders of notes will have the right to require us to repurchase all or any part equal to US$2,000 or an integral multiple of US$1,000 in excess thereof of such notes pursuant to the offer described below (the “Change of Control Offer”). In the Change of Control Offer, we will be required to offer payment in cash equal to 101% of the aggregate principal amount of notes repurchased plus accrued and unpaid interest, if any, on the notes repurchased, to the date of purchase (the “Change of Control Payment”). Within 30 days following any Change of Control Triggering Event, we will be required to mail a notice to holders of notes describing the transaction or transactions that constitute the Change of Control Triggering Event and offering to repurchase the notes on the date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”), pursuant to the procedures described in such notice. We must comply with the requirements of Rule 14e-1 under the U.S. Exchange Act, and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any applicable securities laws or regulations conflict with the Change of Control provisions of the Indenture, we will be required to comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control provisions of the Indenture by virtue of such conflicts.

On the Change of Control Payment Date, we will be required to:

•	accept for payment all notes or portions of notes properly tendered pursuant to the Change of Control Offer;

•	deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered; and

•	deliver or cause to be delivered to the Trustee the notes properly accepted together with an officers’ certificate stating the aggregate principal amount of notes or portions of notes being purchased.

For purposes of the foregoing discussion of a repurchase at the option of holders of notes, the following definitions are applicable:

“Below Investment Grade Rating Event” means the notes are rated below an Investment Grade Rating by at least two out of three of the Rating Agencies (as defined below), if there are three Rating Agencies, or all of the Rating Agencies, if there are less than three Rating Agencies, (the “Required Threshold”) on any date from the date of the public notice of an arrangement or transaction that could result in a Change of Control until the end of the 60-day period following public notice of the occurrence of the Change of Control, which 60-day period shall be extended if, by the end of the 60-day period, the rating of the notes is under publicly announced consideration for a possible downgrade by such number of Rating Agencies which, together with the Rating Agencies which have already lowered their ratings on the notes as aforesaid, would aggregate in number the Required Threshold, such extension to continue for so long as consideration for a possible downgrade continues by such number of Rating Agencies which, together with the Rating Agencies which have already lowered their ratings on the notes as aforesaid, would aggregate in number the Required Threshold.

“Change of Control” means the occurrence of any of the following: (i) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or amalgamation), in one or a series of related transactions, of all or substantially all of the properties or assets of us and our subsidiaries taken as a whole to any person (as such term is used in Section 13(d) of the U.S. Exchange Act) other than us, CPRL or any of our or its subsidiaries; (ii) the consummation of any transaction (including, without limitation, any merger or amalgamation) the result of which is that any person (as such term is used in Section 13(d) of the U.S. Exchange Act) becomes the beneficial owner, directly or indirectly, of more than 50% of the then outstanding number of CPRL’s voting shares; or (iii) the first day on which a majority of the members of CPRL’s Board of Directors are not Continuing Directors.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Below Investment Grade Rating Event.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of CPRL who (i) was a member of such Board of Directors on the date of the issuance of the notes; or (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election (either by a specific vote or by approval of CPRL’s proxy statement in which such member was named as a nominee for election as a director, without objection to such nomination).

“DBRS” means DBRS Limited.

“Investment Grade Rating” means a rating equal to or higher than BBB (low) (or the equivalent) by DBRS, Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P.

“Moody’s” means Moody’s Investors Service, Inc.

“Rating Agencies” means (i) each of DBRS, Moody’s and S&P; and (ii) if one or more of DBRS, Moody’s or S&P ceases to rate the notes or fails to make a rating of the notes publicly available for any reason outside of our control, a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the U.S. Exchange Act, as amended, selected by us (by a resolution of our Board of Directors) as a replacement agency for one or more of DBRS, Moody’s or S&P, as the case may be, or if a replacement agency is not selected, the remaining such agencies providing publicly available ratings of the notes.

“S&P” means S&P Global Ratings, a division of S&P Global Inc.

Book-Entry System

The notes will be represented by fully registered global notes, without interest coupons and will be deposited upon issuance with the Trustee as custodian for DTC in New York, New York, and registered in the name of DTC or its nominee, in each case, for credit to an account of a direct or indirect participant as described below. The provisions set forth under “Description of Debt Securities and Guarantee — Debt Securities in Global Form” in the prospectus will be applicable to the notes. Except as set forth below, the global notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Except as described under “Description of Debt Securities and Guarantee — Debt Securities in Global Form” in the prospectus, owners of beneficial interests in the registered global notes will not be entitled to receive notes in definitive form and will not be considered holders of notes under the Indenture.

Transfers of beneficial interests in the global notes are subject to the applicable rules and procedures of DTC and its direct or indirect participants, which may change.

Certain Book-Entry Procedures for the Global Notes

All interests in global notes will be subject to the operations and procedures of DTC. The descriptions of the operations and procedures of DTC set forth below are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to change by them from time to time. We obtained the information in this section and elsewhere in this prospectus supplement concerning DTC and its respective book-entry systems from sources that we believe are reliable, but we take no responsibility for the accuracy of any of this information, and investors are urged to contact the relevant system or its participants directly to discuss these matters.

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the U.S. Exchange Act. DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between direct participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The DTC Rules applicable to its participants are on file with the Securities and Exchange Commission.

Book-Entry Procedures. Purchases of notes under the DTC system must be made by or through direct participants, which will receive a credit for the notes on DTC’s records. The ownership interest of each actual purchaser of each note (“beneficial owner”) is in turn to be recorded on the direct and indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchase. Beneficial owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the global notes are to be accomplished by entries made on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global notes, except in the event that use of the book-entry system for the notes is discontinued.

The deposit of the global notes with DTC and their registration in the name of Cede & Co. do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the global notes; DTC’s records reflect only the identity of the direct participants to whose accounts such securities are credited, which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

None of DTC, Cede & Co., or any other DTC nominee will consent or vote with respect to the global notes unless authorized by a direct participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts the securities are credited on the record date. These participants are identified in a listing attached to the omnibus proxy.

Principal and interest payments on the global notes will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us, on the applicable payment date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with notes held for the accounts of customers in bearer form or registered in street name. These payments will be the responsibility of these participants and not of DTC or its nominee, us, the Trustee, or any other agent or party, subject to any statutory or regulatory requirements that may be in effect from time to time. Payment of principal and interest to Cede & Co., or any other nominee as may be requested by an authorized representative of DTC, is our responsibility. Disbursement of the payments to direct participants is the responsibility of DTC, and disbursement of the payments to the beneficial owners is the responsibility of the direct or indirect participants.

We will send any redemption notices to DTC. If less than all of the notes are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the issue to be redeemed.

A beneficial owner must give any required notice of its election to have its notes repurchased through the participant through which it holds its beneficial interest in the global notes to the applicable trustee or tender agent. The beneficial owner shall effect delivery of its notes by causing the direct participant to transfer its interest in the securities on DTC’s records. The requirement for physical delivery of notes in connection with an optional tender or a mandatory purchase will be deemed satisfied when the ownership rights in the securities are transferred by the direct participant on DTC’s records and followed by a book-entry credit of tendered notes to the applicable trustee or agent’s DTC account.

Transfers between participants in DTC will be effected in accordance with DTC’s procedures, and will be settled in same-day funds.

Same-Day Settlement and Payment

We will make payments in respect of the notes represented by the global notes (including principal and interest) by wire transfer of immediately available funds to the accounts specified by the global note holder. We will make all payments of principal and interest with respect to notes in definitive form by wire transfer of immediately available funds to the accounts specified by the holders of the notes in definitive form or, if no such account is specified, by mailing a check to each such holder’s registered address. The notes represented by the global notes are expected to trade in DTC’s Same-Day Funds Settlement System.

None of us, any underwriter or agent, the Trustee or any applicable paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in a global note, or for maintaining, supervising or reviewing any records.

DTC may discontinue providing its services as securities depository with respect to the notes at any time by giving reasonable notice to us or the Trustee. Under such circumstances, in the event that a successor securities depository is not obtained, notes in definitive form are required to be printed and delivered to each holder.

We may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository). In that event, notes in definitive form will be printed and delivered.

CERTAIN INCOME TAX CONSIDERATIONS

United States

The following summary is a discussion of certain U.S. federal income tax consequences of the acquisition, ownership and disposition of the notes by a U.S. Holder, as defined below, that (i) acquires the notes pursuant to this offering at the issue price, as defined below and (ii) holds the notes as capital assets for U.S. federal income tax purposes. This discussion is not a complete analysis or description of all of the possible tax consequences of such transactions and does not address all tax considerations that might be relevant to particular holders in light of their personal circumstances or to persons that are subject to special tax rules. This description of certain U.S. federal income tax consequences does not address the tax treatment of special classes of holders, such as:

•	brokers,

•	traders that mark-to-market their securities,

•	qualified retirement plans,

•	tax deferred accounts,

•	thrifts,

•	financial institutions,

•	regulated investment companies,

•	real estate investment trusts,

•	partnership or other pass-through entities (or investors in such entities),

•	tax-exempt entities,

•	insurance companies,

•	persons holding the notes as part of a hedging, integrated, or conversion transaction, constructive sale or “straddle,”

•	expatriates and former long-term residents of the U.S.,

•	persons whose functional currency is not the U.S. dollar,

•	persons carrying on a trade or business in Canada through a permanent establishment,

•	persons subject to the alternative minimum tax, and

•	dealers or traders in securities or currencies.

This discussion does not address any U.S. federal alternative minimum tax, U.S. federal estate, gift or other non-income tax, or state, local or non-U.S. tax consequences of the acquisition, ownership and disposition of the notes.

The following discussion is based upon the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury Regulations promulgated under the Code, U.S. judicial decisions and administrative pronouncements. All of the preceding authorities are subject to change, possibly with retroactive effect, which may result in U.S. federal income tax consequences different from those discussed below. This discussion assumes that the notes will be treated as debt for U.S. federal income tax purposes. We have not requested, and will not request, a ruling from the U.S. Internal Revenue Service (the “IRS”) with respect to any of the U.S. federal income tax consequences described below. As a result, there can be no assurance that the IRS or a court considering these issues will not disagree with or challenge any of the conclusions we have reached and describe herein.

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of notes that is (1) an individual who is a citizen or a resident alien of the United States as determined for U.S. federal income tax purposes, (2) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia, (3) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (4) a trust (A) if a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have authority to control all substantial decisions of the trust, or (B) that has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

If a partnership or other pass-through entity holds the notes, the tax treatment of a partner (or other owner) will generally depend upon the status of the partner (or other owner) and the activities of the entity. If a U.S. Holder is a partner (or other owner) of a pass-through entity that holds, or is considering the acquisition of, notes, such a U.S. Holder is urged to consult its own tax advisor regarding the tax consequences of acquiring, owning and disposing of notes.

The following discussion is for general information only and is not intended to be, nor should it be construed to be, legal or tax advice to any holder or prospective holder of notes, and no opinion or representation with respect to the U.S. federal income tax consequences to any such holder or prospective holder is given. We urge prospective holders to consult their own tax advisors regarding the application of U.S. federal, state and local tax laws, as well as any applicable foreign tax laws, to their particular situations.

Contingent Payments

In certain circumstances (see “Description of Debt Securities and Guarantee — Additional Amounts” in the prospectus and “Description of the Notes — Change of Control” in this prospectus supplement), we may be obligated to pay amounts in excess of stated interest or principal on the notes. It is possible that our obligation to make additional payments on the notes could implicate the provisions of Treasury Regulations relating to “contingent payment debt instruments.” We intend to take the position that the notes are not contingent payment debt instruments because, as of the date of issuance, the likelihood that we will be obligated to make any such payments is remote. This determination is binding on a U.S. Holder unless such holder discloses its contrary position in the manner required by applicable Treasury Regulations. Our determination is not, however, binding on the IRS and if the IRS were to challenge this determination, a U.S. Holder may be required to accrue additional interest income on its notes and to treat as ordinary income rather than as capital gain any income realized on the sale or other disposition of a note before the resolution of the contingency. Under the intended treatment, if we pay a premium pursuant to the change of control provisions, U.S. Holders will be required to recognize such amounts as capital gain, and additional amounts paid pursuant to the obligations described under “Description of Debt Securities and Guarantee — Additional Amounts” in the prospectus would be treated as ordinary income.

The remainder of this disclosure assumes that the notes are not treated as contingent payment of debt instruments. The Treasury Regulations applicable to contingent payment debt instruments have not been the subject of authoritative interpretation, however, and the scope of the Treasury Regulations is not certain. You are urged to consult your tax advisor regarding the possible application of the special rules related to contingent payment debt instruments to the notes.

Payments of Interest

Each payment of interest on a note will be taxable as ordinary interest income at the time it accrues or is received, in accordance with a U.S. Holder’s method of accounting for U.S. federal income tax purposes. The interest will be foreign source income, which may be relevant to a U.S. Holder in calculating the foreign tax credit limitation. The rules governing foreign tax credits are complex and, therefore, U.S. Holders are urged to consult their own tax advisors regarding the availability of foreign tax credits in their particular circumstances.

Original Issue Discount

A note with a term that exceeds one year will be treated as issued with original issue discount (“OID”) if the stated redemption price at maturity of the note exceeds its issue price by more than a de minimis amount. OID will be treated as de minimis if it is less than  1⁄4 of 1 percent of the “stated redemption price at maturity” multiplied by the number of complete years from the issue date of the note to its maturity. A note’s “issue price” generally is the first price at which a substantial amount of notes is sold to persons other than bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers. The “stated redemption price at maturity” of a note is the total of all payments provided by the note that are not payments of “qualified stated interest.” Generally, an interest payment on a note is “qualified stated interest” if it is one of a series of stated interest payments on a note that are unconditionally payable at least annually at a single fixed rate.

It is not expected that the notes will be issued with OID. If, however, the stated redemption price at maturity of a note exceeds its issue price by more than a de minimis amount, a U.S. Holder will be required to treat such excess amount as OID, which is treated for U.S. federal income tax purposes as accruing over the term of the note as interest income in accordance with a constant yield method based on a compounding of interest before the receipt of cash payments attributable to this income. A U.S. Holder’s adjusted tax basis in a note would be increased by the amount of any OID included in gross income. In compliance with Treasury Regulations, if we determine that the notes have OID, we will provide certain information to the IRS and/or U.S. Holders that is relevant to determining the amount of OID in each accrual period.

Sale, Exchange, Redemption, Retirement or Other Taxable Disposition of the Notes

A U.S. Holder will generally recognize capital gain or loss upon the sale, exchange, redemption, retirement or other taxable disposition of notes in an amount equal to the difference between (i) the amount of cash plus the fair market value of any property received (other than any amounts attributable to accrued but unpaid stated interest, which will be taxable as ordinary interest income to the extent not previously included in income), and (ii) the U.S. Holder’s adjusted tax basis in the notes at the time of sale, exchange, redemption, retirement or other taxable disposition. A U.S. Holder’s adjusted tax basis in the notes will generally be the amount paid for the notes increased by the amount of any OID previously included in income and decreased by the amount of any payments (other than payments of qualified stated interest) on the notes. Any capital gain or loss will be long-term capital gain or loss if at the time of the sale, exchange, retirement or other taxable disposition of the notes, the U.S. Holder has held the notes for more than one year. Long-term capital gain of non-corporate U.S. Holders, including individual U.S. Holders, is generally taxed at reduced rates. For U.S Holders, the gain or loss will generally be treated as U.S. source gain or loss. The deductibility of capital losses is subject to limitations.

Additional Tax on Investment Income

Certain U.S. Holders that are individuals, estates or trusts and whose income exceeds certain thresholds generally will be required to pay an additional 3.8 percent tax on all or a portion of their “net investment income” (or in the case of an estate or trust, “undistributed net investment income”), which includes, among other things, interest on and capital gains from the sale or other disposition of a note, subject to certain limitations and exceptions. U.S. Holders are urged to consult their own tax advisors regarding the application of this additional tax to their investments in the notes.

Information Reporting and Backup Withholding

In general, backup withholding and information reporting requirements apply to certain payments to U.S. Holders of principal of, and interest on, a note, and the receipt of proceeds on the sale or other disposition (including a retirement or redemption) of a note, in each case when made within the U.S. or through certain U.S. intermediaries. Backup withholding at a rate of 24% will generally apply if a U.S. Holder (1) fails to furnish its taxpayer identification number (generally on an IRS Form W-9), (2) fails to certify that such number is correct, (3) is notified by the IRS that it is subject to backup withholding, (4) fails to certify that the IRS has not so notified it, or (5) otherwise fails to comply with the applicable requirements of the backup withholding rules.

Certain U.S. Holders, including corporations, are generally not subject to backup withholding and information reporting requirements provided their exemptions from backup withholding and information reporting are properly established.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a U.S. Holder will be allowed as a credit against such U.S. Holder’s U.S. federal income tax liability and will be refunded to the extent it exceeds such liability, provided that the U.S. Holder furnishes required information to the IRS in a timely manner. U.S. Holders are urged to consult their tax advisors regarding the application to them of the backup withholding rules, the availability to them of exemptions from backup withholding, and the procedures for obtaining such exemptions.

Tax Return Disclosure Requirements

Certain U.S. Holders that hold “specified foreign financial assets” are generally required to attach to their annual returns a completed IRS Form 8938, Statement of Specified Foreign Financial Assets, with respect to such assets (and can be subject to substantial penalties for failure to file). The definition of specified foreign financial asset includes not only financial accounts maintained in foreign financial institutions, but also, if held for investment and not held in an account maintained by a financial institution, securities of non-U.S. issuers (subject to certain exceptions, including an exception for securities of non-U.S. issuers held in accounts maintained by domestic financial institutions). U.S. Holders are urged to consult their tax advisors regarding the possible reporting requirements with respect to their investments in the notes and the penalties for non-compliance.

Canada

The following describes the principal Canadian federal income tax considerations as of the date of this prospectus supplement, generally applicable to a purchaser of notes (a “Non-Resident Holder”) who, for the purposes of the Income Tax Act (Canada) (the “ITA”) at all relevant times, is not, and is not deemed to be, resident in Canada, does not use or hold and is not deemed to use or hold the notes in carrying on a business (or deemed to be carrying on a business) in Canada, deals at arm’s length with us and with any transferee resident (or deemed to be resident) in Canada to whom the Non-Resident Holder assigns or otherwise transfers the note, is not a “specified non-resident shareholder” of us or a person that does not deal at arm’s length with a “specified shareholder” of us, is not a “financial institution” (each as defined in the ITA) and is not an insurer that carries on an insurance business in Canada or elsewhere.

This summary takes into account the current provisions of the ITA and the regulations passed pursuant to the ITA (the “ITA Regulations”) in force as of the date of this prospectus supplement, and proposals to amend the ITA and ITA Regulations publicly announced prior to the date of this prospectus supplement by the Department of Finance (“Proposed Amendments”), applicable jurisprudence and the current published administrative policies and assessing practices of the Canada Revenue Agency. This summary assumes that all the Proposed Amendments will be enacted in their present form, but no assurances can be given that the Proposed Amendments will be enacted in the form proposed, or at all. This description is not exhaustive of all Canadian federal income tax considerations and except for the Proposed Amendments, does not anticipate any changes in law whether by legislative, government or judicial action, nor does it take into account provincial, territorial or foreign tax considerations which may differ from the Canadian federal income tax considerations described in this prospectus supplement.

This summary is of a general nature only and is not intended to be, nor should it be construed to be, legal or tax advice to any particular holder of notes. Prospective holders should consult their own Canadian tax advisors with respect to the Canadian income tax considerations associated with their participation in this offering.

Pursuant to the ITA, amounts paid or credited or deemed to be paid or credited by us on the notes to a Non-Resident Holder as, on account of, in lieu of, or in satisfaction of, interest or principal on the notes will not be subject to Canadian withholding tax. No other taxes on income (including taxable capital gains) will be payable pursuant to the ITA by a Non-Resident Holder in respect of the acquisition, ownership, redemption or disposition of the notes or the receipt of interest on or principal of the notes by the Non-Resident Holder.

UNDERWRITING

Subject to the terms and conditions contained in an underwriting agreement, dated as of the date of this prospectus supplement between us and the underwriters named below, for whom Morgan Stanley & Co. LLC, Barclays Capital Inc. and Wells Fargo Securities, LLC are acting as representatives, we have agreed to sell to each underwriter, and each underwriter has severally agreed to purchase from us, the principal amount of notes that appears opposite its name in the table below:

Underwriter	Principal amount of notes
Morgan Stanley & Co. LLC	US$	70,000,000
Barclays Capital Inc.		$65,000,000
Wells Fargo Securities, LLC		$65,000,000
Citigroup Global Markets Inc.		$50,000,000
HSBC Securities (USA) Inc.		$50,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated		$50,000,000
BMO Capital Markets Corp.		$31,250,000
CIBC World Markets Corp.		$31,250,000
RBC Capital Markets, LLC		$31,250,000
Scotia Capital (USA) Inc.		$31,250,000
SMBC Nikko Securities America, Inc.		$15,000,000
Desjardins Securities Inc.		$10,000,000

Total	US$	500,000,000

The underwriters are offering the notes subject to their acceptance of the notes from us and subject to prior sale. The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the notes offered by this prospectus supplement are subject to certain conditions. The underwriters are obligated to take and pay for all of the notes offered by this prospectus supplement if any such notes are taken.

The underwriters initially propose to offer the notes to the public at the public offering price that appears on the cover page of this prospectus supplement. In addition, the underwriters initially propose to offer the notes to certain dealers at prices that represent a concession not in excess of 0.400% of the principal amount of the notes. Any underwriter may allow, and any such dealer may re-allow, a concession not in excess of 0.250% of the principal amount of the notes to certain other dealers. After the initial offering of the notes, the underwriters may from time to time vary the offering prices and other selling terms. The underwriters may offer and sell notes through certain of their affiliates. Certain of the Underwriters may not be U.S. registered broker-dealers and accordingly will not effect any sales within the United States except in compliance with applicable U.S. laws and regulations, including the rules of the Financial Industry Regulatory Authority.

The following table shows the underwriting discounts and commissions that we will pay to the underwriters in connection with the offering of the notes:

	Paid by us
Per note		0.650%
Total	US$	3,250,000

Expenses associated with this offering to be paid by us, other than underwriting discounts and commissions, are estimated to be approximately US$0.9 million.

We have also agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments which the underwriters may be required to make in respect of any such liabilities.

The notes are a new issue of securities, and there is currently no established trading market for the notes. We do not intend to apply for the notes to be listed on any securities exchange or to arrange for the notes to be quoted on any quotation system. The underwriters have advised us that they intend to make a market in the notes, but they are not obligated to do so. The underwriters may discontinue any market making in the notes at any time at their sole discretion. Accordingly, we cannot assure you that a liquid trading market will develop for the notes, that you will be able to sell your notes at a particular time or that the prices you receive when you sell will be favorable.

In connection with the offering of the notes, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the prices of the notes. Specifically, the underwriters may over-allot in connection with the offering of the notes, creating syndicate short positions. In addition, the underwriters may bid for and purchase notes in the open market to cover syndicate short positions or to stabilize the prices of the notes. Finally, the underwriting syndicate may reclaim selling concessions allowed for distributing the notes in the offering of the notes, if the syndicate repurchases previously distributed notes in syndicate covering transactions, stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market prices of the notes above independent market levels. The underwriters are not required to engage in any of these activities, and may end any of them at any time.

Certain of the underwriters are affiliates of banks which are lenders to us and to which we are currently indebted. As a consequence of their participation in the offering, the underwriters affiliated with such banks will be entitled to share in the underwriting commission relating to the offering of the notes. The decision to distribute the notes hereunder and the determinations of the terms of the offering were made through negotiations between us and the underwriters. We may have outstanding short term indebtedness owing to certain of the underwriters and affiliates of such underwriters, a portion of which we may repay with the net proceeds of the offering. See “Use of Proceeds”. As a result, one or more of such underwriters or their affiliates may receive more than 5% of the net proceeds from the offering of the notes in the form of the repayment of such indebtedness. Accordingly, the offering of the notes is being made pursuant to Rule 5121 of the Financial Industry Regulatory Authority, Inc. Pursuant to this rule, the appointment of a qualified independent underwriter is not necessary in connection with this offering, because the conditions of Rule 5121(a)(1)(C) are satisfied.

From time to time in the ordinary course of their respective businesses, certain of the underwriters and their affiliates have engaged in and may in the future engage in commercial banking, derivatives and/or financial advisory, investment banking and other commercial transactions and services with us and our affiliates for which they have received or will receive customary fees and commissions. In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If any of the underwriters or their affiliates has a lending relationship with us, certain of those underwriters or their affiliates routinely hedge and certain other of those underwriters or their affiliates may hedge their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

The notes offered hereby have not been qualified for sale under the securities laws of any province or territory of Canada and are not being and may not be offered or sold in Canada. None of the underwriters participating in the distribution of the notes will offer to sell, directly or indirectly, any notes acquired by it in connection with the distribution, in Canada or to residents of Canada.

European Economic Area

This prospectus supplement has been prepared on the basis that the offer and sale of the notes will be made pursuant to an exemption under the Prospectus Directive (as defined below), from the requirement to produce and publish a prospectus which is compliant with the Prospectus Directive, for offers of the notes. Each of the underwriters has represented and agreed that, in relation to each member state of the European Economic Area (“EEA”) (each, a “Relevant Member State”), it has not made and will not make an offer of the notes to the public in that Relevant Member State, except that it may make an offer of the notes to the public in the Relevant Member State at any time:

(1)	to any legal entity which is a “qualified investor” as defined in the Prospectus Directive;

(2)	to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the relevant dealer or dealers nominated by Canadian Pacific Railway Company for any such offer; or

(3)	in any other circumstances falling within Article 3(2) of the Prospectus Directive;

provided that no such offer of the notes shall require the publication by Canadian Pacific Railway Company or the underwriters of a prospectus pursuant to Article 3 of the Prospectus Directive. Accordingly, any person making or intending to make any offer within the European Economic Area of the notes should only do so in circumstances in which no obligation arises for us or the underwriters to produce a prospectus for such offer. Neither we nor the underwriters have authorized, nor do we or they authorize, the making of any offer of notes through any financial intermediary, other than offers made by the underwriters, which constitute the final placement of the notes contemplated in this prospectus supplement.

For the purposes of this provision, the expression an “offer of notes to the public” in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State. For the purposes of this provision, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including Directive 2010/73/EU), and includes any relevant implementing measure in the Relevant Member State.

Each purchaser of the notes in the offering located within a Relevant Member State will be deemed to have represented, acknowledged and agreed that it is a “qualified investor” within the meaning of Article 2(1)(e) of the Prospectus Directive. Canadian Pacific Railway Company, the underwriters and their affiliates and others will rely upon the truth and accuracy of the foregoing representation, acknowledgment and agreement. Notwithstanding the above, a person who is not a qualified investor and who has notified the underwriters of such fact in writing may, with the consent of the underwriters, be permitted to subscribe for or purchase the notes in the offering.

PRIIPs Regulation/Prospectus Directive/Prohibition of sales to EEA retail investors

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive 2002/92/EC (as amended, the “Insurance Mediation Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Directive 2003/71/EC (as amended, the “Prospectus Directive”). Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

Notice to Prospective Investors in the United Kingdom

This prospectus supplement is not being distributed by, nor has it been approved for the purposes of section 21 of the Financial Services and Markets Act 2000 (the “FSMA”) by, a person authorized under the FSMA. The prospectus supplement is only being distributed to and is only directed at persons who (i) are outside the United Kingdom, (ii) have professional experience in matters relating to investments (being investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Financial Promotion Order”)), (iii) fall within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order, or (iv) to the extent that doing so does not prejudice the lawful distribution of the prospectus supplement to the foregoing, are persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) in connection with the issue or sale of any notes may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). The prospectus supplement must not be acted or relied upon by persons who are not relevant persons. Any investment or investment activity to which this prospectus supplement relates is available only to relevant persons and will be engaged in only with relevant persons.

Each underwriter has represented and agreed that:

•	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (the “FSMA”) of the United Kingdom) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA does not apply to us; and

•	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

Notice to Prospective Investors in Hong Kong

Each underwriter (i) has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any notes other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong (the “SFO”) and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance; and (ii) has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the notes, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made under that Ordinance.

Notice to Prospective Investors in Japan

The notes have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act. Accordingly, none of the notes nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.

Notice to Prospective Investors in Singapore

This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement, the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes, may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”)) pursuant to Section 274 of the SFA; (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to an offer referred to in Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA; or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is: (a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for six months after that corporation or that trust has acquired the notes under Section 275 of the SFA except: (1) to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or arising from an offer referred to in Section 275(1A) of the SFA (in the case of that corporation) or Section 276(4)(i)(B) of the SFA (in the case of that trust); (2) where no consideration is given for the transfer; (3) by operation of law; or (4) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

LEGAL MATTERS

Certain legal matters relating to Canadian law will be passed upon for us by Blake, Cassels & Graydon LLP. Certain legal matters relating to United States law will be passed upon for us by Paul, Weiss, Rifkind, Wharton & Garrison LLP, New York, New York. In addition, certain legal matters relating to United States law will be passed upon for the underwriters by Davis Polk & Wardwell LLP, New York, New York.

EXPERTS

Deloitte LLP, an independent registered public accounting firm, has audited CPRL’s consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, and the effectiveness of our internal control over financial reporting as of December 31, 2017, as set forth in their reports, which are incorporated by reference in this prospectus supplement and elsewhere in the registration statement. CPRL’s consolidated financial statements are incorporated by reference in the registration statement in reliance on Deloitte LLP’s reports, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We and CPRL have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities described in this prospectus supplement and the accompanying prospectus. For the purposes of this section, the term registration statement means the original registration statement and any and all amendments, including the schedules and exhibits to the original registration statement or any amendment, and the prospectus supplement and the accompanying prospectus. This prospectus supplement does not contain all of the information set forth in the registration statement we and CPRL filed. For further information regarding us, CPRL and the securities offered in this prospectus supplement, you may desire to review the full registration statement, including the exhibits. The registration statement, including its exhibits and schedules, may be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling 1-800-SEC-0330. Copies of such materials are also available by mail from the Public Reference Branch of the SEC at 100 F Street, N.E., Washington, D.C. 20549 at prescribed rates. In addition, the SEC maintains a website (http://www.sec.gov) from which interested persons can electronically access the registration statement, including the exhibits and schedules to the registration statement.

CPRL is also subject to periodic reporting and other informational requirements of the Exchange Act of 1934, as amended (the “Exchange Act”). Accordingly, CPRL files annual, quarterly and current reports and other information with the SEC under the Exchange Act. CPRL’s SEC filings are available to the public over the Internet at www.sec.gov.

INCORPORATION BY REFERENCE OF CERTAIN DOCUMENTS

This prospectus supplement incorporates documents by reference that are not presented in or delivered with this prospectus supplement. This is known as “incorporation by reference.” The following documents, which have been filed by CPRL with the SEC are incorporated by reference into this prospectus supplement:

(a)	CPRL’s Annual Report on Form 10-K for the year ended December 31, 2017 (filed on February 16, 2018);

(b)	Amendment No. 1 to CPRL’s Annual Report on Form 10-K for the year ended December 31, 2017 (filed on April 5, 2018);

(c)	CPRL’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2018 (filed on April 19, 2018);

(d)	CPRL’s Current Reports on Form 8-K, filed on January 24, 2018, February 2, 2018, February 9, 2018, February 15, 2018, February 15, 2018, February 16, 2018, February 20, 2018, March 1, 2018, March 7, 2018, March 9, 2018, March 16, 2018, March 16, 2018, April 16, 2018, April 19, 2018, April 23, 2018, May 1, 2018, May 3, 2018, May 11, 2018 and May 11, 2018.

We and CPRL also incorporate by reference into this prospectus supplement any future filings CPRL makes with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than the portions of those made pursuant to Item 2.02 or Item 7.01 of Form 8-K or other information “furnished” and not filed with the SEC) after the date hereof and prior to the completion of the offering of securities under this prospectus supplement.

We and CPRL have not authorized anyone to provide you with any different or additional information other than that contained in or incorporated by reference into this prospectus supplement. We, CPRL and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may provide.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus supplement modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

The documents incorporated by reference into this prospectus supplement are available from us and CPRL upon request. We and CPRL will provide a copy of any and all of the information that is incorporated by reference in this prospectus supplement to any person to whom a prospectus supplement is delivered, without charge, upon written or oral request. If exhibits to the documents incorporated by reference in this prospectus supplement are not themselves specifically incorporated by reference in this prospectus supplement, then the exhibits will not be provided.

Requests for any of these documents should be directed to: Canadian Pacific Railway Company, 7550 Ogden Dale Road S.E., Calgary, Alberta, T2C 4X9, Attention: Corporate Secretary, phone (403) 319-7000.

PROSPECTUS

CANADIAN PACIFIC RAILWAY COMPANY

US$1,500,000,000

Debt Securities

Fully and Unconditionally Guaranteed by

CANADIAN PACIFIC RAILWAY LIMITED

Canadian Pacific Railway Company may from time to time offer debt securities which are fully and unconditionally guaranteed by our parent company Canadian Pacific Railway Limited, having an aggregate offering price of up to US$1,500,000,000 or its equivalent in any other currency. These debt securities may consist of debentures, notes or other types of debt and may be issued in series.

This prospectus describes some of the general terms that may apply to the debt securities. Each time we offer to sell debt securities, we will provide the specific terms of such debt securities and the offering in a supplement to this prospectus. We may not use this prospectus to sell debt securities unless we also give prospective investors a supplement to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in our debt securities.

Investing in our debt securities involves risk. See the “Risk Factors” section on page 4 of this prospectus, in any applicable prospectus supplement, and in any documents we incorporate by reference in this prospectus or any applicable prospectus supplement(s) before investing in our debt securities.

We may sell the debt securities to or through underwriters purchasing as principals and may also sell such debt securities to one or more purchasers directly, in accordance with applicable securities laws, or through agents. See “Plan of Distribution”. The prospectus supplement relating to a particular offering of debt securities will identify each underwriter or agent, as the case may be, engaged by us in connection with the offering and sale of the debt securities, and will set forth the terms of the offering of such debt securities, including the method of distribution of such debt securities, the offering price (or the manner of determination thereof if offered on a non-fixed price basis) the proceeds to us, any fees, discounts or other compensation payable to underwriters or agents and any other material terms of the plan of distribution.

Our principal executive offices are located at 7550 Ogden Dale Road S.E., Calgary, Alberta, Canada, T2C 4X9 and our telephone number is (403) 319-7000.

Neither the Securities and Exchange Commission of the United States nor any U.S. state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 29, 2016.

ABOUT THIS PROSPECTUS	1

WHERE YOU CAN FIND MORE INFORMATION	1

DOCUMENTS INCORPORATED BY REFERENCE	2

CAUTIONARY NOTE ON FORWARD-LOOKING STATEMENTS	3

RISK FACTORS	4

OUR COMPANY	5

RATIO OF EARNINGS TO FIXED CHARGES	5

INFORMATION ABOUT THE OFFERINGS	5

USE OF PROCEEDS	6

DESCRIPTION OF DEBT SECURITIES AND GUARANTEE	6

PLAN OF DISTRIBUTION	19

MATERIAL FEDERAL INCOME TAX CONSEQUENCES	20

LEGAL MATTERS	20

ENFORCEABILITY OF CIVIL LIABILITIES	21

EXPERTS	21

ABOUT THIS PROSPECTUS

In this prospectus and in any prospectus supplement, unless otherwise specified or the context otherwise requires, all dollar amounts are expressed in Canadian dollars, and references to “dollars” or “$” are to Canadian dollars and all references to “US$” are to United States dollars. Unless the context otherwise requires, all references in this prospectus and any prospectus supplement to “CPRC”, “Corporation”, “we”, “us”, and “our” mean Canadian Pacific Railway Company and its subsidiaries on a consolidated basis. Unless otherwise specified or the context otherwise requires, all references in this prospectus and any prospectus supplement to “CPRL” mean Canadian Pacific Railway Limited.

This prospectus is part of a Registration Statement on Form S-3 relating to the debt securities that is filed with the U.S. Securities and Exchange Commission (the “Commission”). Under the Registration Statement, we may, from time to time, sell the debt securities described in this prospectus and the related guarantees by CPRL, in one or more offerings up to an aggregate offering price of US$1,500,000,000 or its equivalent in any other currency. This prospectus provides you with a general description of the debt securities that we may offer and the related guarantees by CPRL. Each time we sell debt securities under the Registration Statement, we will provide a prospectus supplement that will contain specific information about the terms of that offering of debt securities. The prospectus supplement also may add, update or change information contained in this prospectus. Before investing, investors should read both this prospectus and any applicable prospectus supplement together with additional information described under the headings “Where You Can Find More Information” and “Documents Incorporated by Reference”. This prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. Investors may refer to the Registration Statement and the exhibits to the Registration Statement for further information with respect to CPRC and the debt securities.

All information permitted under applicable laws to be omitted from this prospectus will be contained in one or more prospectus supplements that will be delivered to purchasers together with this prospectus. A prospectus supplement containing the specific terms of an offering of debt securities will be delivered to purchasers of such debt securities together with this prospectus and will be deemed to be incorporated by reference into this prospectus as of the date of the prospectus supplement only for the purposes of the distribution of the debt securities to which the prospectus supplement pertains.

You should rely only on the information incorporated by reference or provided in this prospectus or any applicable prospectus supplement. We have not authorized anyone to provide you with different or additional information. You should not assume that the information contained in this prospectus or any prospectus supplement or any other document we incorporate by reference in this prospectus or any prospectus supplement is accurate as of any date other than the date of such documents, regardless of the time of delivery of the prospectus or prospectus supplement or any sale of the debt securities. Our business, financial condition, results of operations and prospects, as well as other information, may have changed since such dates.

Unless otherwise indicated, all financial information included and incorporated by reference into this prospectus is determined using generally accepted accounting principles in the United States, referred to as “U.S. GAAP”.

WHERE YOU CAN FIND MORE INFORMATION

We are a 100%-owned subsidiary of CPRL, a publicly traded corporation whose common shares are listed on the Toronto Stock Exchange and the New York Stock Exchange.

CPRL is subject to the informational requirements of the United States Securities Exchange Act of 1934, as amended (the “U.S. Exchange Act”), and in accordance therewith, CPRL files reports and other information with the SEC. Under the multijurisdictional disclosure system adopted by Canada and the United States, reports filed by CPRL prior to January 1, 2016 with the SEC have been prepared in accordance with the disclosure requirements of Canada, which requirements are different from those of the United States. You may read any document CPRL files or furnishes to the SEC at the SEC’s public reference room at Room 1580, 100 F Street, N.E., Washington, D.C., 20549. Copies of the same documents may also be obtained from the public reference room of the SEC at 100 F Street, N.E., Washington D.C., 20549 by paying a fee. Please call the SEC at 1-800-SEC-0330 or access its website at www.sec.gov for further information on the public reference room. CPRL’s filings since November 2002 are also electronically available from the SEC’s Electronic Document Gathering and Retrieval System, which is commonly known by the acronym EDGAR and which may be accessed at www.sec.gov, as well as from commercial document retrieval services.

You may access other information about us and CPRL on CPRL’s website (http://www.cpr.ca). Information on CPRL’s website is not incorporated by reference in this prospectus.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us and CPRL to incorporate by reference much of the information CPRL files with it, which means that we and CPRL can disclose important information to you by referring you to those publically available documents. The information we and CPRL incorporate by reference in this prospectus is an important part of this prospectus.

We and CPRL incorporate by reference into this prospectus the following documents CPRL has filed with the Commission:

•	CPRL’s Annual Report on Form 10-K for the year ended December 31, 2015 (filed on February 29, 2016);

•	CPRL’s definitive proxy statement on Schedule 14A with respect to CPRL’s 2016 annual meeting of stockholders (filed February 29, 2016) (but only to the extent that any sections of CPRL’s proxy statement are incorporated into its Annual Report on Form 10-K for the year ended December 31, 2015); and

•	CPRL’s Current Reports on Form 8-K, filed on January 12, 2016, January 14, 2016, January 19, 2016, January 20, 2016, January 27, 2016, February 3, 2016, February 9, 2016, February 16, 2016 and February 24, 2016.

We and CPRL also incorporate by reference each document CPRL files with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding information furnished pursuant to Items 2.02 and 7.01 of Form 8-K) after the date of this prospectus and prior to the filing of a post-effective amendment that indicates that all debt securities offered hereby have been sold or which deregisters all securities then remaining unsold.

Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed or furnished document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this prospectus, except as so modified or superseded.

You may obtain a copy of any of any filings that are incorporated by reference into this prospectus or a copy of this prospectus, at no cost, by writing to or telephoning us at the following address:

Canadian Pacific Railway Limited

7550 Ogden Dale Road S.E.

Calgary, Alberta, T2C 4X9

(403) 319-7538

Attention: Corporate Secretary

CAUTIONARY NOTE ON FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein include “forward-looking information” and “forward-looking statements” within the meaning of securities laws, including the “safe harbour” provisions of the Securities Act (Alberta), the United States Private Securities Litigation Reform Act of 1995, Section 21E of the U.S. Exchange Act and Section 27A of the United States Securities Act of 1933, as amended (the “U.S. Securities Act”). All forward-looking information and forward-looking statements are based on our and CPRL’s current beliefs as well as assumptions made by and information currently available to us and CPRL. Forward-looking information and forward-looking statements are based on our and CPRL’s current beliefs as well as assumptions made by and information currently available to us and CPRL. Forward-looking statements in or incorporated by reference into this prospectus include, but are not limited to, statements with respect to: our and CPRL’s defined benefit pension expectations for 2016 and through 2019, expectations for 2016 which includes: operating ratio below 59 percent, double-digit earnings per share (“EPS”) growth from full-year 2015 adjusted diluted EPS of $10.10, and capital expenditures of approximately $1.1 billion, as well as statements concerning operations, anticipated financial performance, business prospects and strategies, including statements concerning the anticipation that cash flow from operations and various sources of financing will be sufficient to meet debt repayments and obligations in the foreseeable future and concerning anticipated capital programs, statements regarding future payments including income taxes and pension contributions, and capital expenditures. Forward-looking statements typically contain statements with words such as “financial expectations”, “key assumptions”, “anticipate”, “believe”, “expect”, “plan”, “will”, “outlook”, “should” or similar words suggesting future outcomes.

By its nature, our and CPRL’s forward-looking information and forward-looking statements involve numerous assumptions, inherent risks and uncertainties, including but not limited to the following factors: changes in business strategies; general North American and global economic, credit and business conditions; risks in agricultural production such as weather conditions and insect populations; the availability and price of energy commodities; the effects of competition and pricing pressures; industry capacity; shifts in market demand; inflation; changes in laws and regulations, including regulation of rates; changes in taxes and tax rates; potential increases in maintenance and operating costs; uncertainties of investigations, proceedings or other types of claims and litigation; labour disputes; risks and liabilities arising from derailments; transportation of dangerous goods; timing of completion of capital and maintenance projects; currency and interest rate fluctuations; effects of changes in market conditions on the financial position of pension plans and investments; and various events that could disrupt operations, including severe weather, droughts, floods, avalanches and earthquakes as well as security threats and the governmental response to them, and technological changes.

The risks and uncertainties of our and CPRL’s business, including those discussed above and in documents incorporated by reference into this prospectus and as described under “Risk Factors” and elsewhere herein, could cause our and CPRL’s actual results and experience to differ materially from the anticipated results or other expectations expressed. In addition, we and CPRL base forward-looking information and forward-looking statements on assumptions about future events, which, although reasonable when made, may not prove to be accurate.

In light of these risks, uncertainties and assumptions, prospective investors should not place undue reliance on forward-looking information and forward-looking statements and should be aware that events described in the forward-looking information and forward-looking statements set out in this prospectus and the documents incorporated by reference into this prospectus may not occur.

We and CPRL cannot assure prospective investors that our future results, levels of activity and achievements will occur as we expect, and neither we nor CPRL, nor any other person assumes responsibility for the accuracy and completeness of the forward-looking information and forward-looking statements. Except as required by law, we and CPRL undertake no obligation to update publically or otherwise revise any forward-looking information or forward-looking statement, whether as a result of new information, future events or otherwise.

“Adjusted diluted EPS” referred to above has no standardized meaning prescribed by U.S. GAAP and, therefore, may not be comparable to a similar measure presented by other companies. See Item 7, Management’s Discussion and Analysis of Financial Condition and Results of Operations of CPRL’s Annual Report on Form 10-K dated February 29, 2016 for the definition and further discussion of this non-U.S. GAAP measure.

RISK FACTORS

Before making an investment decision, you should carefully consider the risk factors set forth below and those described in the section captioned “Risk Factors” in any applicable prospectus supplement, as well as those set forth in documents we incorporate by reference in this prospectus and any applicable prospectus supplement, including in CPRL’s Annual Report on Form 10-K for the year ended December 31, 2015, filed on February 29, 2016, and in any updates to those Risk Factors in subsequent reports on Form 8-K we incorporate by reference in this prospectus and any applicable prospectus supplement, together with all of the other information appearing in this prospectus and any applicable prospectus supplement. Each of the risks described in these sections and documents could materially and adversely affect our and CPRL’s business, financial condition, results of operations and prospects. Additional unknown risks and uncertainties, or those that we deem immaterial, may also impair our business, financial condition, results of operations and prospects.

Additional Risks Related to the Debt Securities

There can be no assurance as to the liquidity of the trading market for the debt securities or that a trading market for the debt securities will develop.

There is no public market for the debt securities and, unless otherwise specified in the applicable prospectus supplement, we do not intend to apply for listing of the debt securities on any securities exchanges. If the debt securities are traded after their initial issue, they may trade at a discount from their initial offering prices depending on prevailing interest rates, the market for similar securities and other factors, including general economic conditions and our financial condition. There can be no assurance as to the liquidity of the trading market for the debt securities or that a trading market for the debt securities will develop.

Credit ratings may not reflect all risks of an investment in the debt securities and may change.

Credit ratings may not reflect all risks associated with an investment in the debt securities. Any credit ratings applied to the debt securities will be an assessment of our ability to pay our obligations. Consequently, real or anticipated changes in the credit ratings will generally affect the market value of the debt securities. The credit ratings, however, may not reflect the potential impact of risks related to structure, market or other factors discussed herein on the value of the debt securities. There is no assurance that any credit rating assigned to the debt securities will remain in effect for any given period of time or that any rating will not be lowered or withdrawn entirely by the relevant rating agency.

Changes in interest rates may cause the value of the debt securities to decline.

Prevailing interest rates will affect the market price or value of the debt securities. The market price or value of the debt securities may decline as prevailing interest rates for comparable debt instruments rise, and increase as prevailing interest rates for comparable debt instruments decline.

The debt securities and guarantee will be structurally subordinated to certain indebtedness of our and CPRL’s corporate and partnership subsidiaries.

Unless otherwise provided with respect to a series of debt securities, the debt securities will be our unsubordinated and unsecured obligation and will rank equally with all of our other unsecured, unsubordinated obligations. We conduct a substantial portion of our business through corporate and partnership subsidiaries. Our obligations under the debt securities will be structurally subordinate to all existing and future indebtedness and liabilities, including trade payables, of any of our corporate and partnership subsidiaries.

The guarantee will be CPRL’s unsubordinated and unsecured obligation and, unless otherwise provided with respect to a series of debt securities, will rank equally with all of CPRL’s other unsecured, unsubordinated obligations. CPRL conducts a substantial portion of its business through corporate and partnership subsidiaries. CPRL’s obligations under the guarantee will be structurally subordinate to all existing and future indebtedness and liabilities, including trade payables, of any of the CPRL’s corporate and partnership subsidiaries.

OUR COMPANY

CPRL is a holding company whose direct and indirect subsidiaries operate railways in North America. CPRL is a publicly-traded corporation whose common shares are listed on the Toronto Stock Exchange and the New York Stock Exchange.

We are a 100%-owned subsidiary of CPRL. We were incorporated by Letters Patent in 1881 pursuant to an Act of the Parliament of Canada. We are one of Canada’s oldest corporations. From our inception 135 years ago, we have developed into a fully integrated and technologically advanced Class I railway (a railroad earning a minimum of US$452.7 million in revenues annually as defined by the Surface Transportation Board in the United States) providing rail and intermodal freight transportation services over an approximately 12,500-mile network serving the principal business centres of Canada, from Montreal to Vancouver and the U.S. Midwest and Northeast regions.

Our and CPRL’s registered and head office is located at 7550 Ogden Dale Road S.E., Calgary, Alberta, T2C 4X9, Canada.

RATIO OF EARNINGS TO FIXED CHARGES

This table sets forth CPRL’s consolidated ratio of earnings to fixed charges for the periods indicated.

	Year Ended December 31

	2015	2014	2013	2012	2011

Ratio of earnings to fixed charges (1)	5.6x	7.5x	4.7x	3.1x	3.5x

(1)	For purposes of calculating the ratio of earnings to fixed charges, (i) “earnings” means: the amount resulting from adding (a) pre-tax income from continuing operations before adjustment for income or loss from equity investees, (b) fixed charges, (c) amortization of capitalized interest, and (d) distributed income of equity investees, and subtracting interest capitalized from the total of the added items; and (ii) “fixed charges” means the sum of: (a) interest expensed and capitalized, (b) amortized premiums, discounts and capitalized expenses related to indebtedness, and (c) an estimate of the interest within rental expense. These computations are for CPRL and its consolidated subsidiaries.

INFORMATION ABOUT THE OFFERINGS

We may use this prospectus to offer debt securities and the related guarantees by CPRL. Please also refer to “Description of Debt Securities and Guarantees” below.

We will set forth in a prospectus supplement a description of the specific types, amounts, prices, and detailed terms of any debt securities that may be offered under this prospectus, as well as any net proceeds to us. The prospectus supplement may also describe certain risks in addition to those set forth herein associated with an investment in the specific debt securities offered.

The debt securities may be offered directly to one or more purchasers, through agents, or to or through underwriters or dealers. The names of these parties, any debt securities to be purchased by or through these parties, the compensation of these parties and other special terms in connection with the offering and sale of these debt securities will be detailed in a prospectus supplement. Please also refer to “Plan of Distribution” below.

USE OF PROCEEDS

Unless otherwise specified in a prospectus supplement, the net proceeds resulting from the issuance of debt will be used by us for general corporate purposes, including repayment of indebtedness, financing our capital expenditure program, share repurchases and other business opportunities. The amount of net proceeds to be used for any such purpose will be set forth in the applicable prospectus supplement. We may, from time to time, issue debt instruments and incur additional indebtedness other than through the issue of debt securities pursuant to this prospectus.

DESCRIPTION OF DEBT SECURITIES AND GUARANTEE

In this section only, “we”, “us” or “our” refer only to Canadian Pacific Railway Company without any of its subsidiaries through which it operates.

The following description sets forth certain general terms and provisions of the debt securities and the related guarantees by CPRL. The particular terms and provisions of the series of debt securities offered by any prospectus supplement, and the extent to which the general terms and provisions described below may apply thereto, will be described in the applicable prospectus supplement, which may provide information that is different from this prospectus.

The debt securities will be issued under a trust indenture (the “Indenture”) entered into between us and Wells Fargo Bank, National Association, as trustee on September 11, 2015 (the “Trustee”). The Indenture has been filed with the SEC, and is incorporated by reference as an exhibit hereto. Debt securities may also be issued under new indentures between us and a trustee or trustees as will be discussed in a prospectus supplement for such debt securities. The following statements with respect to the Indenture and the debt securities (as hereinafter defined) are brief summaries of the material provisions of the Indenture. However, it is the Indenture, and not this summary, that governs your rights as a holder of the debt securities. Wherever particular sections or defined terms of the Indenture are referred to, these sections or defined terms are incorporated herein by reference as part of the statement made, and the statement is qualified in its entirety by this reference. The term “Securities”, as used under this caption, refers to all securities issued under the Indenture, including the debt securities. Prospective investors should rely on information in the applicable prospectus supplement if it is different from the following information.

Guarantee

CPRL will fully and unconditionally guarantee the payment of the principal (and premium, if any) and interest, on the debt securities issued by us, any sinking fund or analogous payments payable with respect to such debt securities and any Additional Amounts payable with respect to such debt securities, when they become due and payable, whether at the stated maturity thereof or by declaration of acceleration, call for redemption or otherwise.

General

The Indenture does not limit the aggregate principal amount of Securities (which may include debentures, notes and other evidences of indebtedness) which may be issued thereunder, and Securities may be issued thereunder from time to time in one or more series and may be denominated and payable in foreign currencies. The Securities offered pursuant to this prospectus will be issued in an amount up to US$1,500,000,000 or the equivalent in other currency or units based on other foreign currencies. The Indenture also permits us to increase the principal amount of any series of Securities previously issued and to issue that increased principal amount.

The applicable prospectus supplement will set forth certain terms relating to the debt securities offered thereby (the “Offered Securities”), including the following:

•	the specific designation of the Offered Securities;

•	any limit on the aggregate principal amount of the Offered Securities;

•	the extent and manner, if any, to which payment on or in respect of the Offered Securities will be senior or will be subordinated to the prior payment of our other liabilities and obligations;

•	the percentage or percentages of principal amount at which the Offered Securities will be issued;

•	the date or dates, if any, on which the Offered Securities will mature and the portion (if less than all of the principal amount) of the Offered Securities to be payable upon declaration of acceleration of maturity;

•	the rate or rates (which may be fixed or variable) at which the Offered Securities will bear interest, if any, the date or dates from which that interest will accrue and on which that interest will be payable and the regular record dates for any interest payable on the Offered Securities;

•	any mandatory or optional redemption or sinking fund provisions, including the period or periods within which, the price or prices at which and the terms and conditions upon which the Offered Securities may be redeemed or purchased at our option or otherwise;

•	whether the Offered Securities will be issuable in registered form or bearer form or both, and, if issuable in bearer form, the restrictions as to the offer, sale and delivery of the Offered Securities in bearer form and as to exchanges between registered and bearer form;

•	whether the Offered Securities will be issuable in the form of one or more global securities and, if so, the identity of the depositary for those global securities;

•	the denominations in which any of the Offered Securities which are in registered form will be issuable, if other than denominations of US$1,000 and any multiple thereof, and the denominations in which any of the Offered Securities which are in bearer form will be issuable, if other than the denomination of US$1,000;

•	each office or agency where the principal of and any premium and interest on the Offered Securities will be payable, and each office or agency where the Offered Securities may be presented for registration of transfer or exchange;

•	if other than United States dollars, the foreign currency or the units based on or relating to foreign currencies in which the Offered Securities are denominated and/or in which the payment of the principal of and any premium and interest on the Offered Securities will or may be payable;

•	whether and under what circumstances we will pay Additional Amounts on the Offered Securities of such series in respect of certain taxes (and the terms of any such payment) and, if so, whether we will have the option to redeem the Offered Securities of such series rather than pay the Additional Amounts (and the terms of any such option);

•	any index pursuant to which the amount of payments of principal of and any premium and interest on the Offered Securities will or may be determined;

•	any applicable material Canadian and U.S. federal income tax considerations; and

•	any other terms of the Offered Securities, including covenants and Events of Default relating solely to the Offered Securities or any covenants or Events of Default generally applicable to the Securities which are not to apply to the Offered Securities.

Unless otherwise indicated in the applicable prospectus supplement, the Indenture does not afford the holders the right to tender Securities to us for repurchase, or provide for any increase in the rate or rates of interest per annum at which the Securities will bear interest.

Securities may be issued under the Indenture bearing no interest and may be offered and sold at a discount below their stated principal amount. The Canadian and U.S. federal income tax consequences and other special considerations applicable to those discounted Securities or other Securities offered and sold at par which are treated as having been issued at a discount for Canadian and/or U.S. federal income tax purposes will be described in the prospectus supplement relating thereto.

Ranking

Unless otherwise indicated in the applicable prospectus supplement, the debt securities will be our unsecured obligations and will rank pari passu with all our other unsecured and unsubordinated debt from time to time outstanding and pari passu with other Securities issued under the Indenture. We conduct a substantial portion of our business through corporate and partnership subsidiaries. The debt securities will be structurally subordinated to all existing and future liabilities, including trade payables and other indebtedness, of any of our corporate or partnership subsidiaries.

The guarantee will be CPRL’s unsubordinated and unsecured obligation and, unless otherwise provided with respect to a series of debt securities, will rank equally with all of CPRL’s other unsecured, unsubordinated obligations. CPRL conducts a substantial portion of its business through corporate and partnership subsidiaries. CPRL’s obligations under the guarantee will be structurally subordinate to all existing and future indebtedness and liabilities of any of CPRL’s corporate and partnership subsidiaries.

Debt Securities in Global Form

Unless otherwise indicated in the applicable prospectus supplement, debt securities of a particular series will be issued in the form of one or more “global securities” which will be registered in the name of and be deposited with a depositary, or its nominee, each of which will be identified in the prospectus supplement relating to that series. Unless and until exchanged, in whole or in part, for Securities in definitive form, a global security may not be transferred except as a whole by the depositary for a global security to a nominee of that depositary, by a nominee of that depositary to that depositary or another nominee of that depositary or by that depositary or any nominee of that depositary to a successor of that depositary or a nominee of a successor of that depositary.

The specific terms of the depositary arrangement with respect to any portion of a particular series of Securities to be represented by a global security will be described in the prospectus supplement relating to that series. We anticipate that the following provisions will apply to all depositary arrangements.

Upon the issuance of a global security, the depositary therefor or its nominee will credit, on its book entry and registration system, the respective principal amounts of the Securities represented by that global security to the accounts of those persons having accounts with that depositary or its nominee (“participants”) as shall be designated by the underwriters, investment dealers or agents participating in the distribution of those Securities or by us if those Securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to participants or persons that may hold beneficial interests through participants. Ownership of beneficial interests in a global security will be shown on, and the transfer of the ownership of those beneficial interests will be effected only through, records maintained by the depositary therefor or its nominee (with respect to beneficial interests of participants) or by participants or persons that hold through participants (with respect to interests of persons other than participants). The laws of some states in the United States require certain purchasers of securities to take physical delivery thereof in definitive form. These depositary arrangements and these laws may impair the ability to transfer beneficial interests in a global security.

So long as the depositary for a global security or its nominee is the registered owner thereof, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the Securities represented by that global security for all purposes under the Indenture. Except as provided below, owners of beneficial interests in a global security will not be entitled to have Securities of the series represented by that global security registered in their names, will not receive or be entitled to receive physical delivery of Securities of that series in definitive form and will not be considered the owners or holders of those Securities under the Indenture.

Principal, premium, if any, and interest payments on a global security registered in the name of a depositary or its nominee will be made to that depositary or nominee, as the case may be, as the registered owner of that global security. None of us, the Trustee or any paying agent for Securities of the series represented by that global security will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in that global security or for maintaining, supervising or reviewing any records relating to those beneficial interests.

We expect that the depositary for a global security or its nominee, upon receipt of any payment of principal, premium or interest, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of that global security as shown on the records of that depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in that global security held through those participants will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers registered in “street name”, and will be the responsibility of those participants.

If the depositary for a global security representing Securities of a particular series is at any time unwilling or unable to continue as depositary, or if the depositary is no longer eligible to continue as depositary, and a successor depositary is not appointed by us within 90 days, or if an Event of Default described in clauses (a) or (b) of the first sentence under “Events of Default” below with respect to a particular series of Securities has occurred and is continuing, we will issue securities of that series in definitive form in exchange for that global security. In addition, we may at any time and in our sole discretion determine not to have the Securities of a particular series represented by one or more global securities and, in that event, will issue securities of that series in definitive form in exchange for all of the global securities representing securities of that series.

Debt Securities in Definitive Form

If indicated in the applicable prospectus supplement, the Securities may be issued in fully registered form without coupons and in denominations of US$1,000 or any integral multiple thereof. Securities may be presented for exchange and debt securities may be presented for registration of transfer in the manner, at the places and, subject to the restrictions set forth in the Indenture and in the applicable prospectus supplement, without service charge, but upon payment of any taxes or other governmental charges due in connection therewith. We have appointed the Trustee as Security Registrar. Securities in bearer form and the coupons appertaining thereto, if any, will be transferable by delivery.

Unless otherwise indicated in the applicable prospectus supplement, payment of the principal of and any premium and interest on Securities (other than a global security) will be made at the office or agency of the Trustee at 150 East 42nd Street, 40th Floor, New York, New York, 10017, except that, at our option, payment of any interest may be made (a) by cheque mailed to the address of the Person entitled thereto as that Person’s address will appear in the Security Register or (b) by wire transfer to an account maintained by the Person entitled thereto as specified in the Security Register.

Negative Pledge

The Indenture includes a covenant of ours to the effect that, so long as any of the Securities remain outstanding, we will not, and will not permit any Subsidiary to, create, assume or otherwise have outstanding any

Security Interest, except for Permitted Encumbrances, on or over any of our present or future Railway Properties or any of our Subsidiaries or on any shares in the capital stock of any Railroad Subsidiary securing any Indebtedness of any Person without also at the same time or prior thereto securing equally and ratably with such other Indebtedness all of the Securities then outstanding under the Indenture.

Certain Definitions

Set forth below is a summary of certain of the defined terms used in the Indenture. Reference is made to the Indenture for the full definitions of all such terms.

The term “Borrowed Money” means Indebtedness in respect of moneys borrowed (including interest and other charges in respect thereof) and moneys raised by the issue of notes, bonds, debentures or other evidences of moneys borrowed.

The term “Capital Lease Obligation” means the obligation of a Person, as lessee, to pay rent or other amounts to the lessor under a lease of real or personal property which is required to be classified and accounted for as a capital lease on a consolidated balance sheet of such Person in accordance with GAAP.

The term “Consolidated Net Tangible Assets” means the total amount of assets determined on a consolidated basis after deducting therefrom:

(a)	all current liabilities (excluding any Indebtedness classified as a current liability and any current liabilities which are by their terms extendible or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed);

(b)	all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles; and

(c)	appropriate adjustments on account of minority interests of other Persons holding stock of our Subsidiaries,

  all as set forth on our most recent consolidated balance sheet and computed in accordance with GAAP.

The term “FATCA” means (a) Sections 1471 through 1474 of the Internal Revenue Code of 1986, as amended from time to time (including regulations and guidance thereunder) (the “Code”), (b) any successor version thereof, (c) any agreement entered into pursuant to Section 1471(b)(1) of the Code or (d) any law, regulation, rule or practice implementing an intergovernmental agreement or approach thereto.

The term “GAAP” means, at any time, accounting principles generally accepted in the United States at the relevant time applied on a consistent basis, provided that, if reference to “GAAP” is in respect of any financial statements which are prepared in accordance with generally accepted accounting principles of Canada, “GAAP” shall mean generally accepted accounting principles in Canada as recommended in the Handbook of the Canadian Institute of Chartered Accountants at the relevant time, applied on a consistent basis.

The term “Indebtedness” means and includes all items of indebtedness which, in accordance with GAAP, would be included in determining total liabilities as shown on the liability side of a balance sheet as at the date as of which Indebtedness is to be determined, but in any event including, without limitation, (1) obligations in respect of indebtedness for Borrowed Money secured by any Security Interest existing on property owned subject to such Security Interest, whether or not the obligations secured thereby shall have been assumed, and (2) guarantees and other contingent obligations in respect of, or any obligations to purchase or otherwise acquire or service, indebtedness of any other Person.

The term “Permitted Encumbrances” means any of the following:

(a)	any Security Interest existing as of the date of the first issuance by us of the Securities issued pursuant to the Indenture, or arising thereafter pursuant to contractual commitments entered into prior to such issuance, including without limitation, any of our outstanding Perpetual 4% Consolidated Debenture Stock, whether issued, pledged or vested in trust;

(b)	any Security Interest in favor of us or any of our wholly-owned Subsidiaries;

(c)	any Security Interest existing on the property of any Person at the time such Person becomes a Subsidiary, or arising thereafter pursuant to contractual commitments entered into prior to and not in contemplation of such Person becoming a Subsidiary;

(d)	any Security Interest on property of a Person which Security Interest exists at the time such Person is merged into, or amalgamated or consolidated with, us or a Subsidiary, or such property is otherwise acquired by us or a Subsidiary, provided that such Security Interest does not extend to property owned by us or such Subsidiary immediately prior to such merger, amalgamation, consolidation or acquisition;

(e)	any Security Interest already existing on property acquired (including by way of lease) by us or any of our Subsidiaries at the time of such acquisition;

(f)	any Security Interest securing any Indebtedness incurred in the ordinary course of business and for the purpose of carrying on the same, repayable on demand or maturing within 12 months of the date when such Indebtedness is incurred or the date of any renewal or extension thereof;

(g)

any Security Interest in respect of (i) liens for taxes and assessments not at the time overdue or any liens securing workmen’s compensation assessments, unemployment insurance or other social security obligations; provided, however, that if any such liens, duties or assessments are then overdue, we or the Subsidiary, as the case may be, shall be prosecuting an appeal or proceedings for review with respect to which it shall be entitled to or shall have secured a stay in the enforcement of any such obligations, (ii) any lien for specified taxes and assessments which are overdue but the validity of which is being contested at the time by us or the Subsidiary, as the case may be, in good faith, (iii) any liens or rights of distress reserved in or exercisable under any lease for rent and for compliance with the terms of such lease, (iv) any obligations or duties, affecting our property or that of a Subsidiary to any municipality or governmental, statutory or public authority, with respect to any franchise, grant, license or permit and any defects in title to structures or other facilities arising from the fact that such structures or facilities are constructed or installed on lands held by us or the Subsidiary under government permits, leases, licenses or other grants, (v) any deposits or liens in connection with contracts, bids, tenders or expropriation proceedings, surety or appeal bonds, costs of litigation when required by law, public and statutory obligations and liens or claims incidental to current construction or operations including but not limited to, builders’, mechanics’, laborers’, materialmen’s, warehousemen’s, carrier’s and other similar liens, (vi) the right reserved to or vested in any municipality or governmental or other public authority by any statutory provision or by the terms of any lease, license, franchise, grant or permit to terminate any such lease, license, franchise, grant or permit or to require annual or other periodic payments as a condition to the continuance thereof, (vii) any Security Interest the validity of which is being contested at the time by us or a Subsidiary in good faith or payment of which has been provided for by creation of a reserve in an amount in cash sufficient to pay the same in full, (viii) any easements, rights-of-way and servitudes (including, without in any way limiting the generality of the foregoing, easements, rights-of-way and servitudes for railways, sewers, dykes, drains, gas and water mains or electric light and power or telephone conduits, poles, wires and cables) and minor defects, or irregularities of title that, in our opinion, will not in the aggregate materially and adversely impair the use or value of the land concerned for the purpose for which it is held by us or the Subsidiary, as the case may be, (ix) any security to a public utility or any municipality or governmental or other public authority when required by such utility or other authority in connection with our operations or the operations of our Subsidiary, as the case may be, (x) any liens and privileges arising out of judgments or awards with respect to which we or the Subsidiary shall be prosecuting an appeal or proceedings for review and with respect to which it shall be entitled to or shall have secured a stay of execution pending such appeal or proceedings for review, and (xi) reservations, limitations, provisos and conditions, if any, expressed in or affecting any grant of real or immoveable property or any interest therein;

(h)	any Security Interest in respect of any Purchase Money Obligation;

(i)	any extension, renewal, alteration or replacement (or successive extensions, renewals, alterations or replacements) in whole or in part, of any Security Interest referred to in the foregoing clauses (a) through (h) inclusive, provided that the principal amount of the Indebtedness secured thereby on the date of such extension, renewal, alteration or replacement is not increased and the Security Interest is limited to the property or other assets which secured the Security Interest so extended, renewed, altered or replaced (plus improvements on such property or other assets or the proceeds thereof); and

(j)	any Security Interest that would otherwise be prohibited (including any extensions, renewals, alterations or replacements thereof) provided that the aggregate Indebtedness outstanding and secured under this clause (j) does not (calculated at the time of the granting of the Security Interest) exceed an amount equal to 10% of Consolidated Net Tangible Assets.

The term “Person” means any individual, corporation, limited liability company, partnership, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

The term “Purchase Money Obligation” means any monetary obligation (including a Capital Lease Obligation) created, assumed or incurred prior to, at the time of, or within 180 days after, the acquisition (including by way of lease), construction or improvement of any real or tangible personal property, for the purpose of financing all or any part of the purchase price or lease payments in respect thereof, provided that the principal amount of such obligation may not exceed the unpaid portion of the purchase price or lease payments, as applicable, and further provided that any security given in respect of such obligation shall not extend to any property other than the property acquired in connection with which such obligation was created or assumed and fixed improvements, if any, thereto or erected or constructed thereon and the proceeds thereof.

The term “Railway Properties” means all main and branch lines of railway located in Canada or the United States, including all real property used as the right of way for such lines.

The term “Railroad Subsidiary” means a Subsidiary whose principal assets are Railway Properties.

The term “Security Interest” means any security by way of an assignment, mortgage, charge, pledge, lien, encumbrance, title retention agreement or other security interest whatsoever, howsoever created or arising, whether absolute or contingent, fixed or floating, perfected or not, but not including any security interest in respect of a lease which is not a Capital Lease Obligation or any encumbrance that may be deemed to arise solely as a result of entering into an agreement not in violation of the terms of the Indenture to sell or otherwise transfer assets or property.

The term “Shareholders’ Equity” means, with respect to any Person, at any date, the aggregate of the dollar amount of outstanding share capital, the amount, without duplication, of any surplus, whether contributed or capital, and retained earnings, subject to any currency translation adjustment, all as set forth in such Person’s most recent annual consolidated balance sheet.

The term “Significant Subsidiary” means a Subsidiary that constitutes a “significant subsidiary” as defined in Rule 1-02 of Regulation S-X of the U.S. Exchange Act, as amended.

The term “Subsidiary” means any corporation or other Person of which there are owned, directly or indirectly, by or for us or by or for any corporation or other Person in like relation to us, Voting Shares or other interests which, in the aggregate, entitle the holders thereof to cast more than 50% of the votes which may be cast by the holders of all outstanding Voting Shares of such first mentioned corporation or other Person for the election of its directors or, in the case of any Person which is not a corporation, Persons having similar powers or (if there are no such Persons) entitle the holders thereof to more than 50% of the income or capital interests (however called) thereon and includes any corporation in like relation to a Subsidiary.

The term “Voting Shares” means shares of capital stock of any class of a corporation and other interests of any other Persons having under all circumstances the right to vote for the election of the directors of such corporation or in the case of any Person which is not a corporation, Persons having similar powers or (if there are no such Persons) income or capital interests (however called), provided that, for the purpose of this definition, shares or other interests which only carry the right to vote conditionally on the happening of an event shall not be considered Voting Shares whether or not such event shall have happened.

Consolidation, Merger, Amalgamation and Sale of Assets

We shall not enter into any transaction (whether by way of consolidation, amalgamation, merger, transfer, sale or otherwise) whereby all or substantially all of our assets would become the property of any other Person (the “Successor”) unless (a) we and the Successor shall, prior to or contemporaneously with the consummation of that transaction, execute those instruments, which may include a supplemental indenture, and do those things, if any, as shall be necessary or advisable to establish that upon the consummation of that transaction (i) the Successor will have assumed all of our covenants and obligations under the Indenture in respect of the Securities of every series, and (ii) the Securities of every series will be valid and binding obligations of the Successor entitling the holders thereof, as against the Successor Corporation, to all the rights of holders of Securities under the Indenture; (b) the Successor is a corporation, company, partnership, or trust organized and validly existing under the laws of Canada or any province thereof or of the United States, any state thereof or the District of Columbia; (c) we deliver to the Trustee an officers’ certificate and an opinion of counsel, each stating that the transaction and any supplemental indenture comply with the Indenture and all conditions precedent contained in the Indenture relating to such transaction have been complied with; and (d) immediately before and after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing.

Provision of Financial Information

We will file with the Trustee, within 15 days after CPRL is required to file them with the SEC, copies, which may be in electronic format, of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may from time to time by rules and regulations prescribe) which CPRL may be required to file with the SEC pursuant to Section 13 or Section 15(d) of the U.S. Exchange Act. Or if CPRL is not required to file information, documents or reports pursuant to either of Section 13 or Section 15(d), then we will file with the Trustee and the SEC, in accordance with rules and regulations prescribed from time to time by the SEC, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the U.S. Exchange Act in respect of a debt security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations.

Events of Default

The occurrence of any of the following events with respect to the Securities of any series will constitute an “Event of Default” with respect to the Securities of that series:

(a)	default by us in payment of the principal of any of the Securities of that series when the same becomes due under any provision of the Indenture or of those Securities;

(b)	default by us in payment of any interest due on any of the Securities of that series and continuance of that default for a period of 30 days;

(c)	default by us in observing or performing any other of our covenants or conditions contained in the Indenture or in the Securities of that series and continuance of that default for a period of 60 days after written notice as provided in the Indenture;

(d)	default by us or any Subsidiary in payment of the principal of, premium, if any, or interest on any Indebtedness having an outstanding principal amount in excess of the greater of $150 million and 2% of our Shareholders’ Equity in the aggregate at the time of default or default in the performance of any other covenant of ours or any Subsidiary contained in any instrument under which that Indebtedness is created or issued and the holders thereof, or a trustee, if any, for those holders, declare that Indebtedness to be due and payable prior to the stated maturities of that Indebtedness (“accelerated Indebtedness”), and such acceleration shall not be rescinded or annulled, or such default under such instrument shall not be remedied or cured, whether by payment or otherwise, or waived by the holders of such Indebtedness, provided that (i) if such accelerated Indebtedness is the result of an event of default which is not related to the failure to pay principal or interest on the terms, at the times and on the conditions set forth in such instrument, it will not be considered an Event of Default under this clause (d) until 30 days after such acceleration, or (ii) if such accelerated Indebtedness shall occur as a result of such failure to pay principal or interest or as a result of an event of default which is related to the failure to pay principal or interest on the terms, at the times, and on the conditions set out in any such indenture or instrument, then (A) if such accelerated

Indebtedness is, by its terms, non recourse to us or the Railroad Subsidiaries, it shall not be considered an Event of Default; or (B) if such accelerated Indebtedness is recourse to us or the Railroad Subsidiaries, any requirement in connection with such failure to pay or event of default for the giving of notice or the lapse of time or the happening of any further condition, event or act under such other indenture or instrument in connection with such failure to pay principal or an event of default shall be applicable together with an additional seven days before being considered an Event of Default;

(e)	certain events of bankruptcy, insolvency, winding up, liquidation or dissolution relating to us or any Significant Subsidiary as provided in the Indenture; or

(f)	any other event of default provided with respect to that series.

If an Event of Default described in clause (a) or (b) above occurs and is continuing with respect to Securities of any series, unless the principal of all of the Securities of that series shall have already become due and payable, the Trustee shall upon request in writing made by the holders of not less than 25% in aggregate principal amount of the Securities of that series then outstanding, declare the principal of (and premium, if any, on) all the Securities of that series then outstanding and the interest accrued thereon and all other money, if any, owing under the provisions of the Indenture in respect of those Securities to be due and payable immediately on demand. If an Event of Default described in clause (c) or (f) above occurs and is continuing with respect to the Securities of one or more series, unless the principal of all of the Securities of the affected series shall have already become due and payable, the Trustee shall upon request in writing made by the holders of not less than 25% in aggregate principal amount of the Securities of all such affected series then outstanding (voting as one class), declare the principal of (and premium, if any, on) all the Securities of all the affected series then outstanding and the interest accrued thereon and all other money, if any, owing under the provisions of the Indenture in respect of those Securities to be due and payable immediately on demand. If an Event of Default described in clause (d) or (e) above occurs and is continuing, unless the principal of all Securities then outstanding shall have already become due and payable, the Trustee shall upon request in writing made by the holders of not less than 25% in aggregate principal amount of all the Securities then outstanding (voting as one class), declare the principal of (and premium, if any, on) all the Securities then outstanding and the interest accrued thereon and all other money, if any, owing under the provisions of the Indenture in respect of those Securities to be due and payable immediately on demand. Upon certain conditions, any declaration of this kind may be cancelled if all Events of Default with respect to the Securities of all those affected series then outstanding shall have been cured or waived as provided in the Indenture by the holders of not less than a majority in aggregate principal amount of the Securities of the affected series then outstanding (voting as one class, except in the case of Events of Default described in clauses (a) and (b) of the first sentence of the preceding paragraph, as to which each series so affected will vote as a separate class). See “Modification and Waiver” below.

Reference is made to the applicable prospectus supplement or supplements relating to any series of original issue discount Securities for the particular provisions relating to the acceleration of a portion of the principal amount thereof upon the occurrence and continuance of an Event of Default with respect thereto.

The Indenture provides that the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of the holders, unless those holders shall have provided to the Trustee indemnity satisfactory to it, acting reasonably. Subject to those provisions for indemnity and certain other limitations contained in the Indenture, the holders of a majority in aggregate principal amount of the Securities of all affected series then outstanding (voting as one class) will have the right to sanction or direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Securities of those affected series.

The Indenture provides that no holder of the Securities of any series will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless (a) that holder shall have previously given to the Trustee written notice of a continuing Event of Default with respect to the Securities of that series, (b) the holders of not less than 25% in aggregate principal amount of the Securities of all affected series then outstanding shall have made written request, and offered to the Trustee indemnity reasonably satisfactory to it to institute that proceeding, (c) the Trustee shall not have received from the holders of a majority in aggregate principal amount of the Securities of all affected series then outstanding a direction inconsistent with that request and (d) the Trustee shall have failed to institute that proceeding within 60 days after that notification, request and offer of indemnity. However, the holder of any Security will have an absolute right to receive payment of the principal of and any premium and interest on that Security on or after the due dates expressed in that Security and to institute suit for the enforcement of any of these payments. The Indenture requires us to furnish to the Trustee annually an officers’ certificate as to our compliance with certain covenants, conditions or other requirements contained in the Indenture and as to any non-compliance therewith.

The Indenture provides that the Trustee may withhold notice to the holders of the Securities of one or more series of any default affecting those series (except defaults as to payment of principal or interest) if it, in good faith, considers that withholding to be in the best interests of the holders of the Securities of those series.

Additional Amounts

All payments made by us under or with respect to the debt securities will be made free and clear of and without withholding or deduction for or on account of any present or future tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest and other liabilities related thereto) imposed or levied by or on behalf of the Government of Canada or of any province or territory thereof or by any authority or agency therein or thereof having power to tax (hereinafter “Canadian Taxes”), unless we are required to withhold or deduct Canadian Taxes by law or by the interpretation or administration thereof. If we are so required to withhold or deduct any amount for or on account of Canadian Taxes from any payment made under or with respect to the debt securities, we will pay as additional interest such additional amounts (“Additional Amounts”) as may be necessary so that the net amount received by each holder after such withholding or deduction (and after deducting any Canadian Taxes on such Additional Amounts) will not be less than the amount the holder would have received if such Canadian Taxes had not been withheld or deducted. However, no Additional Amounts will be payable with respect to a payment made to a holder (such holder, an “Excluded Holder”) in respect of the beneficial owner thereof:

(a)	with which we do not deal at arm’s length (within the meaning of the Income Tax Act (Canada)) at the time of making such payment;

(b)	which is subject to such Canadian Taxes by reason of the holder being a resident, domicile or national of, or engaged in business or maintaining a permanent establishment or other physical presence in or otherwise having some connection with Canada or any province or territory thereof otherwise than by the mere holding of debt securities or the receipt of payments thereunder;

(c)	which is subject to such Canadian Taxes by reason of the holder’s failure to comply with any certification, identification, information, documentation or other reporting requirements if compliance is required by law, regulation, administrative practice or an applicable treaty as a precondition to exemption from, or a reduction in the rate of deduction or withholding of, such Canadian Taxes;

(d)	by reason of such Holder or beneficial owner being a “specified shareholder” (within the meaning of subsection 18(5) of the Income Tax Act (Canada)) of us at the time of payment or deemed payment, or by reason of such Holder or beneficial owner not dealing at arm’s length for the purposes of the Income Tax Act (Canada) with a “specified shareholder” of us at the time of payment or deemed payment; or

(e)	if the Holder or beneficial owner of, or person ultimately entitled to obtain any interest in, the Securities is not the sole beneficial owner of such payments, or is a fiduciary or partnership, to the extent that any beneficial owner, beneficiary or settlor with respect to such fiduciary or any partner or member of such partnership would not have been entitled to such Additional Amounts with respect to such payments had such beneficial owner, beneficiary, settlor, partner or member received directly its beneficial or distributive shares of such payments.

We will also:

(a)	make such withholding or deduction; and

(b)	remit the full amount deducted or withheld to the relevant authority in accordance with applicable law.

We will furnish to the Trustee and the holders of the debt securities, within 30 days after the date the payment of any Canadian Taxes is due pursuant to applicable law, certified copies of tax receipts or other documents evidencing such payment by us.

We will indemnify and hold harmless each holder (other than an Excluded Holder) and upon written request reimburse each such holder for the amount of:

(a)	any Canadian Taxes so levied or imposed and paid by such holder as a result of payments made under or with respect to the debt securities;

(b)	any liability (including penalties, interest and expenses) arising therefrom or with respect thereto; and

(c)	any Canadian Taxes imposed with respect to any reimbursement under clause (a) or (b) above, but excluding any such Canadian Taxes on such holder’s net income.

In any event, no Additional Amounts or indemnity will be payable with respect to taxes imposed directly or indirectly under FATCA and no Additional Amounts or indemnity will be payable in excess of the Additional Amounts or indemnity which would be required if the holder of the debt security was a resident of the United States for purposes of, and entitled to claim the benefits under, the Canada-United States Income Tax Convention (1980), as amended.

Wherever in the Indenture there is mentioned, in any context, the payment of principal (and premium, if any), interest or any other amount payable under or with respect to a Security, such mention shall be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

Tax Redemption

The debt securities will be subject to redemption in whole, but not in part, at our option, at any time, on not less than 30 nor more than 60 days’ prior written notice, at 100% of the principal amount, together with accrued interest thereon to the redemption date, in the event we determine that it is probable that we have become or would become obligated to pay, on the next date on which any amount would be payable with respect to the debt securities, any Additional Amounts as a result of an amendment to or change in the laws (including any regulations promulgated thereunder) of Canada (or any political subdivision or taxing authority thereof or therein), or any amendment to or change in any official position regarding the application or interpretation of such laws or regulations, which change is announced or becomes effective on or after the date of this prospectus.

Modification and Waiver

The Indenture permits us and the Trustee to enter into supplemental indentures without the consent of the holders of the Securities to, among other things: (a) secure the Securities of one or more series, (b) evidence the assumption by the Successor of our covenants and obligations, under the Indenture and the Securities then outstanding, (c) add covenants or Events of Default for the benefit of the holders of one or more series of the Securities or surrender any right or power conferred upon us by the Indenture, (d) cure any ambiguity or correct or supplement any defective provision in the Indenture which correction will not be prejudicial to the interests of the holders of the Securities in any material respect, (e) establish the form and terms of the Securities of any series, (f) evidence the acceptance of appointment by a successor Trustee, and (g) make any other modifications which will not be prejudicial to the interests of the holders of the Securities in any material respect.

The Indenture also permits us and the Trustee, with the consent of the holders of a majority in aggregate principal amount of the Securities of each series then outstanding and affected (voting as one class), to add any provisions to, or change in any manner or eliminate any of the provisions of, the Indenture or modify in any manner the rights of the holders of the Securities of each such affected series; provided, however, that we and the Trustee may not, among other things, without the consent of the holder of each Security then outstanding and affected thereby: (a) change the stated maturity of the principal amount of, or any installment of the principal of or the interest on, that Security; (b) reduce the principal amount of or the rate of interest on or any premium payable upon the redemption of that Security; (c) reduce the amount of principal of an original issue discount Security payable upon acceleration of the maturity thereof; (d) change the place or currency of payment of the principal of or any premium or interest on that Security; (e) impair the right to institute suit for the enforcement of payment of this kind with respect to that Security on or after the stated maturity thereof; or (f) reduce the percentage in principal amount of the outstanding Securities of the affected series, the consent of whose holders is required for modification or amendment of the Indenture, or for any waiver with respect to defaults, breaches, Events of Default or declarations of acceleration.

The holders of a majority in aggregate principal amount of the Securities of all series at the time outstanding with respect to which a default or breach or an Event of Default shall have occurred and be continuing (voting as one class) may on behalf of the holders of all such affected Securities waive any past default or breach or Event of Default and its consequences, except a default in the payment of the principal of or premium or interest on any Security of any series or an Event of Default in respect of a covenant or provision of the Indenture or of any Security which cannot be modified or amended without the consent of the holder of each Security affected.

Defeasance

The Indenture provides that, at our option, we will be discharged from any and all obligations with respect to the Securities of any series (except for certain obligations to execute and deliver definitive Securities of that series, to register the transfer or exchange of the Securities of that series, to replace mutilated, destroyed, lost or stolen Securities of that series, to maintain paying agencies, to compensate and indemnify the Trustee and to maintain the trust described below) (hereinafter called a “defeasance”) upon the irrevocable deposit with the Trustee, in trust, of money, and/or securities of the government which issued the currency in which the Securities of that series are payable or securities backed by the full faith and credit of that government which, through the payment of the principal thereof and the interest thereon in accordance with their terms, will provide money, in an amount sufficient, in the opinion of a nationally recognized firm of independent chartered accountants, to pay all the principal of and any premium and interest on the Securities of that series on the stated maturity of those payments in accordance with the terms of the Securities of that series. Such a defeasance may be effected only if, among other things, (a) we have delivered to the Trustee an opinion of counsel (who may be our independent counsel) stating that we have received from, or there has been published by, the Internal Revenue Service a ruling or there has been a change in the applicable laws or regulations, in either case to the effect that the holders of the Securities of that series should not recognize income, gain or loss for United States federal income tax purposes as a result of that defeasance and should be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if that defeasance had not occurred, and (b) we have delivered to the Trustee an opinion of counsel in Canada (who may be our independent counsel) or a ruling from the Canada Revenue Agency to the effect that the holders of the Securities of that series should not recognize income, gain or loss for Canadian federal or provincial income or other Canadian tax purposes as a result of that defeasance and should be subject to Canadian federal or provincial income and other Canadian tax on the same amounts, in the same manner and at the same times as would have been the case if that defeasance had not occurred (and for the purposes of such opinion, such Canadian counsel shall assume that holders of the Securities include holders who are not resident in Canada). In addition, we may obtain a discharge of the Indenture with respect to the Securities of all series issued under the Indenture by depositing with the Trustee, in trust, an amount of money and government securities as shall be sufficient, in the opinion of a nationally recognized firm of independent chartered accountants, to pay, at stated maturity or upon redemption, all of those Securities, provided that those Securities are by their terms to become due and payable within one year or are to be called for redemption within one year.

The Indenture also provides that we may omit to comply with the restrictive covenants described under the caption “Negative Pledge” and certain other covenants and no Event of Default shall arise with respect to the Securities of that series by reason of this failure to comply (hereinafter called a “covenant defeasance”), upon the irrevocable deposit with the Trustee, in trust, of money and/or securities of the government which issued the currency in which the Securities of that series are payable or securities backed by the full faith and credit of that government which, through the payment of the principal thereof and the interest thereon in accordance with their terms, will provide money, in an amount sufficient, in the opinion of a nationally recognized firm of independent chartered accountants, to pay all the principal of and any premium and interest on the Securities of that series on the stated maturity of those payments in accordance with the terms of the Securities of that series. Our other obligations with respect to the Securities of that series would remain in full force and effect. A covenant defeasance may be effected only if, among other things, (a) we have delivered to the Trustee an opinion of counsel (who may be our independent counsel) to the effect that the holders of Securities of that series should not recognize income, gain or loss for United States federal income tax purposes as a result of the covenant defeasance and should be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if that covenant defeasance had not occurred, and (b) we have delivered to the Trustee an opinion of counsel in Canada (who may be our independent counsel) or a ruling from the Canada Revenue Agency to the effect that the holders of the Securities of that series should not recognize income, gain or loss for Canadian federal or provincial income or other Canadian tax purposes as a result of that defeasance and should be subject to Canadian federal or provincial income and other Canadian tax on the same amounts, in the same manner and at the same times as would have been the case if that defeasance had not occurred (and for the purposes of such opinion, such Canadian counsel shall assume that holders of the Securities include holders who are not resident in Canada).

In the event that we exercise our option to effect a covenant defeasance with respect to the Securities of any series and the Securities of that series are thereafter declared due and payable because of the occurrence of another Event of Default, the amount of money and securities on deposit with the Trustee would be sufficient to pay the amounts due on the Securities of that series at their respective stated maturities, but may not be sufficient to pay the amounts due on the Securities of that series at the time of the acceleration resulting from that Event of Default. However, we would remain liable for this deficiency.

Consent to Service

We have designated C T Corporation System, 111 Eighth Avenue, New York, New York, 10011 as our authorized agent for service of process in the United States in any action, suit or proceeding arising out of or relating to the Indenture or the Securities and for actions brought under federal or state securities law in any federal or state court located in the Borough of Manhattan, New York, New York and irrevocably submit to the non-exclusive jurisdiction of any such court.

Governing Law

The Indenture and the Securities will be governed by and construed in accordance with the laws of the State of New York.

PLAN OF DISTRIBUTION

We may sell debt securities (i) to underwriters purchasing as principal; (ii) directly to one or more purchasers in accordance with applicable securities laws; or (iii) through agents. The debt securities may be sold at fixed prices or non-fixed prices, such as prices determined by reference to the prevailing price of the debt securities in a specified market, at market prices prevailing at the time of sale or at prices to be negotiated with purchasers, which prices may vary as between purchasers and during the period of distribution of the debt securities.

The prospectus supplement relating to each offering of debt securities will set forth the terms of the offering of those debt securities and the related guarantees by CPRL, including the name or names of any underwriters or agents, the purchase price of the debt securities, the proceeds to us, any underwriters’ or agents’ fees or other compensation, any public offering price, and any discounts or concessions allowed or re-allowed or paid. Only underwriters or agents named in the relevant prospectus supplement are deemed to be underwriters or agents in connection with the debt securities offered by that prospectus supplement.

If underwriters purchase debt securities as principal, the debt securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase those debt securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all the debt securities offered by the prospectus supplement if any of such debt securities are purchased. Any public offering price and any discounts or concessions allowed or re-allowed or paid may be changed from time to time.

The debt securities may also be sold directly by us at prices and upon terms agreed to by the purchaser and us or through agents designated by us from time to time. Any agent involved in the offering and sale of the debt securities pursuant to a particular prospectus supplement will be named, and any commissions payable by us to that agent will be set forth, in such prospectus supplement. Unless otherwise indicated in the prospectus supplement, any agent would be acting on a reasonable commercial efforts basis for the period of its appointment.

We may agree to pay the underwriters a commission for various services relating to the issue and sale of any debt securities offered by this prospectus. Any such commission will be paid out of general funds. Underwriters, dealers and agents who participate in the distribution of the debt securities may be entitled under agreements to be entered into with us to indemnification by us against certain liabilities, including liabilities under the U.S. Securities Act or to contribution with respect to payments which those underwriters, dealers or agents may be required to make in respect thereof. Those underwriters, dealers and agents may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

Each series of the debt securities will be a new issue of securities with no established trading market. Unless otherwise specified in an applicable prospectus supplement relating to a series of debt securities, the debt securities will not be listed on any securities exchange or on any automated dealer quotation system. Some broker-dealers may make a market in the debt securities, but they will not be obligated to do so and may discontinue any market-making activities at any time without notice. No assurance can be given as to the liquidity of the trading market for the debt securities of any series or that an active public market for the debt securities of any series will develop. If an active public trading market for the debt securities of any series does not develop, the market price and liquidity of such series of debt securities may be adversely affected.

The prospectus supplement will set forth the intention of any underwriters or agents who participate in the distribution of the debt securities to over-allot or effect transactions which stabilize the debt securities’ price at a higher level than that which might exist in the open market. Such transactions may be commenced, interrupted or discontinued at any time.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

The applicable prospectus supplement will describe certain U.S. federal income tax consequences of the purchase, ownership and disposition of the debt securities by an investor who is a United States person, including, to the extent applicable, certain relevant U.S. federal income tax rules pertaining to capital gains and ordinary income treatment, original issue discount, backup withholding and the foreign tax credit, and any consequences relating to debt securities payable in a currency other than U.S. dollars, issued at an original discount for U.S. federal income tax purposes or containing early redemption provisions or other special terms.

The applicable prospectus supplement will also describe the material Canadian federal income tax consequences to investors of purchasing, owning and disposing of debt securities, including, in the case of an investor who is not a resident of Canada, whether payments of principal, premium, if any, and interest will be subject to Canadian non-resident withholding tax.

LEGAL MATTERS

The validity of the debt securities offered hereby and the related guarantee by CPRL and certain other United States legal matters related to the securities being offered hereby will be passed upon for us and CPRL by Paul, Weiss, Rifkind, Wharton & Garrison LLP, New York, New York. Certain legal matters relating to Canadian law will be passed upon on behalf of us by Norton Rose Fulbright Canada LLP, Calgary, Alberta.

ENFORCEABILITY OF CIVIL LIABILITIES

We and CPRL are incorporated and governed by the laws of Canada. A substantial portion of our and CPRL’s assets are located outside the United States and some or all of the directors and officers and some or all of the experts named herein are residents of Canada. As a result, it may be difficult for investors to effect service within the United States upon us and CPRL and upon those directors, officers and experts, or to realize in the United States upon judgments of courts of the United States predicated upon our and CPRL’s civil liability and the civil liability of our and CPRL’s directors, officers or experts. We and CPRL have also been advised by Norton Rose Fulbright Canada LLP that there is some doubt as to the enforceability in Canada by a court in original actions, or in actions to enforce judgments of United States courts, of liabilities predicated upon United States federal securities laws.

EXPERTS

The consolidated financial statements and the related financial statement schedule, incorporated in this prospectus by reference from CPRL’s Annual Report on Form 10-K and the effectiveness of CPRL’s internal control over financial reporting have been audited by Deloitte LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

US$500,000,000

CANADIAN PACIFIC RAILWAY COMPANY

4.000% Notes due 2028

PROSPECTUS SUPPLEMENT

May 14, 2018

Joint Book-Running Managers

Morgan Stanley	Barclays	Wells Fargo Securities
BofA Merrill Lynch	Citigroup	HSBC

Co-Managers

BMO Capital Markets	CIBC Capital Markets
RBC Capital Markets	Scotiabank
SMBC Nikko	Desjardins Capital Markets